Exhibit - 4.29

Date: as of January 30, 2015
SCORPIO BULKERS INC.
as Borrower

THE GUARANTORS
listed in Schedule 1-A
as Guarantors
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1-B
as Lenders
and
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT
as Lead Arranger, Administrative Agent, Security Trustee and Account Bank
________________________________________
CREDIT AGREEMENT
________________________________________
relating to the senior secured term credit facility in the amount of up to US$42,000,000

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TABLE OF CONTENTS
Page
1.INTERPRETATION    2
1.1Definitions    2
1.2Construction of certain terms    24
1.3Meaning of “month”    26
1.4Meaning of “subsidiary”    26
1.5General interpretation    26
1.6Headings    27
1.7Accounting Terms    27
1.8Inferences Regarding Materiality    27
2.FACILITY    27
2.1Amount of Facility    27
2.2Lenders’ participations in Advance    28
2.3Purpose of Advance    28
2.4Reduction and Cancellation of Total Commitments    28
3.POSITION OF THE LENDERS    28
3.1Interests Several    28
3.2Individual Right of Action    28
3.3Proceedings Requiring Required Lender Consent    28
3.4Obligations Several    28
3.5Replacement of a Lender.    29
4.DRAWDOWN    30
4.1Request for Advance    30
4.2Availability    30
4.3Notification to Lenders of Receipt of a Drawdown Notice    31
4.4Drawdown Notice Irrevocable    31
4.5Lenders to Make Available Contributions    31
4.6Disbursement of Advance    31
4.7Disbursement of Advance to Third Party    31
4.8Promissory Note.    31
5.INTEREST    32
5.1Normal Rate of Interest    32
5.2Payment of Normal Interest    32
5.3Payment of Accrued Interest    32
5.4Notification of Interest Periods and Rates of Normal Interest    32
5.5Notice of Prepayment    33
5.6Prepayment; Termination of Commitments    33
5.7Application of Prepayment    33
5.8Market Disruption.    33

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6.INTEREST PERIODS    34
6.1Commencement of Interest Periods    34
6.2Duration of Normal Interest Periods    34
6.3Duration of Interest Periods for Repayment Installments    34
6.4Non-availability of Matching Deposits for Interest Period Selected    34
7.DEFAULT INTEREST    35
7.1Payment of Default Interest on Overdue Amounts    35
7.2Default Rate of Interest    35
7.3Calculation of default rate of interest    35
7.4Notification of Interest Periods and Default Rates    36
7.5Payment of Accrued Default Interest    36
8.REPAYMENT AND PREPAYMENT    36
8.1Amount of Repayment Installments    36
8.2Repayment Dates    36
8.3Maturity Date    36
8.4Voluntary Prepayment    36
8.5Conditions for Voluntary Prepayment    36
8.6Effect of Notice of Prepayment    37
8.7Notification of Notice of Prepayment    37
8.8Application of Partial Prepayment    37
8.9Mandatory Prepayment    37
8.10Amounts Payable on Prepayment    38
8.11No Reborrowing    38
8.12Release of Borrower and/or Collateral Vessel Owning Guarantor    38
9.CONDITIONS PRECEDENT    38
9.1Documents, Fees and No Default    38
9.2Waiver of Conditions Precedent    39
10.REPRESENTATIONS AND WARRANTIES    41
10.1General    41
10.2Status    41
10.3Company Power; Consents    42
10.4Consents in Force    42
10.5Title.    42
10.6Legal Validity; Effective Security Interests    43
10.7No Third Party Security Interests    43
10.8No Conflicts    43
10.9Taxes.    44
10.10No Default    45
10.11Information    45
10.12No Litigation    46
10.13ISM Code and ISPS Code Compliance    46

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10.14No Rebates, etc    46
10.15Compliance with Law; Environmentally Sensitive Material    46
10.16Ownership Structure.    47
10.17Pension Plans    47
10.18Margin Stock    47
10.19Investment Company, Public Utility, etc    47
10.20Asset Control.    48
10.21No Money Laundering    48
10.22Anti-bribery, anti-corruption and anti-money laundering    49
10.23Collateral Vessels    49
10.24Place of Business    49
10.25Solvency    49
10.26Borrower’s Business; Guarantors’ Business    50
10.27Immunity; Enforcement; Submission to Jurisdiction; Choice of Law.    50
10.28Status of Secured Liabilities    51
11.GENERAL AFFIRMATIVE AND NEGATIVE COVENANTS    51
11.1Affirmative Covenants    51
11.2Negative Covenants    59
12.FINANCIAL COVENANTS    62
12.1General    62
12.2Maximum Leverage    62
12.3Minimum Tangible Net Worth    62
12.4Minimum Interest Coverage    62
12.5Free Liquidity    62
13.MARINE INSURANCE COVENANTS    63
13.1General    63
13.2Maintenance of Obligatory Insurances    63
13.3Terms of Obligatory Insurances    63
13.4Further Protections for the Creditor Parties    64
13.5Renewal of Obligatory Insurances    65
13.6Copies of Policies; Letters of Undertaking    65
13.7Copies of Certificates of Entry    66
13.8Deposit of Original Policies    67
13.9Payment of Premiums    67
13.10Guarantees    67
13.11Compliance with Terms of Insurances    67
13.12Alteration to Terms of Insurances    68
13.13Settlement of Claims    68
13.14Provision of Copies of Communications    68
13.15Provision of Information    68
13.16Mortgagee’s Interest, Additional Perils and Political Risk Insurances    69
13.17Review of Insurance Requirements    69

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13.18Modification of Insurance Requirements    69
13.19Compliance with Instructions    69
14.COLLATERAL VESSEL COVENANTS    69
14.1General    69
14.2Collateral Vessel’s Name and Registration    70
14.3Repair and Classification    70
14.4Classification Society Instructions    70
14.5Modification    71
14.6Removal of Parts    71
14.7Surveys    71
14.8Inspection    71
14.9Prevention of and Release from Arrest    72
14.10Compliance with Laws etc    72
14.11Provision of Information    72
14.12Notification of Certain Events    73
14.13Restrictions on Chartering, Appointment of Managers etc    74
14.14Notice of Mortgage    75
14.15ISPS Code    75
15.SECURITY MAINTENANCE COVER RATIO    75
15.1General    75
15.2Security Maintenance Cover Ratio    75
15.3Provision of Additional Security; Prepayment    76
15.4Value of Additional Vessel Security    76
15.5Valuations Binding    76
15.6Provision of Information    76
15.7Payment of Valuation Expenses    76
15.8Application of Prepayment    76
16.GUARANTEE    76
16.1Guarantee and Indemnity    76
16.2Continuing Guarantee    77
16.3Performance of Guaranteed Obligations; Obligations pari passu.    77
16.4Reinstatement    78
16.5Liability Absolute and Unconditional    78
16.6Waiver of Promptness, etc    79
16.7Waiver of Revocation, etc    79
16.8Waiver of Certain Defenses    79
16.9Waiver of Disclosure, etc    79
16.10Immediate Recourse    80
16.11Acknowledgment of Benefits    80
16.12Independent Obligations    80
16.13Deferral of Guarantor’s Rights    80
16.14Limitation of Liability    80

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16.15Reliance of Creditor Parties    81
17.PAYMENTS AND CALCULATIONS    81
17.1Currency and Method of Payments    81
17.2Payment on Non-Business Day    81
17.3Basis for Calculation of Periodic Payments    81
17.4Distribution of Payments to Creditor Parties    81
17.5Permitted Deductions by Agent    82
17.6Agent Only Obliged to Pay When Monies Received    82
17.7Refund to Agent of Monies Not Received    82
17.8Agent May Assume Receipt    82
17.9Creditor Party Accounts    82
17.10Agent’s Memorandum Account    83
17.11Accounts Prima Facie Evidence    83
18.APPLICATION OF RECEIPTS    83
18.1Normal Order of Application    83
18.2Variation of Order of Application    83
18.3Notice of Variation of Order of Application    84
18.4Appropriation Rights Overridden    84
18.5Payments in Excess of Contribution.    84
19.APPLICATION OF EARNINGS, SALES PROCEEDS AND INSURANCE PROCEEDS    85
19.1General    85
19.2Payment of Earnings    85
19.3Location of Accounts    85
19.4Borrower’s Obligations Unaffected    85
19.5Use of Proceeds in Earnings Accounts    85
20.EVENTS OF DEFAULT    86
20.1Events of Default    86
20.2Actions Following an Event of Default    89
20.3Termination of Commitments    89
20.4Acceleration of Loan    89
20.5Multiple Notices; Action Without Notice    90
20.6Notification of Creditor Parties and Security Parties    90
20.7Creditor Party Rights Unimpaired    90
20.8Exclusion of Creditor Party Liability    90
21.FEES AND EXPENSES    90
21.1Arrangement, Commitment and Up-Front Fees    90
21.2Costs of Negotiation, Preparation, etc    91
21.3Costs of Variations, Amendments, Enforcement, etc    91
21.4Documentary Taxes    91
21.5Certification of Amounts    92

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22.INDEMNITIES    92
22.1Indemnities Regarding Borrowing and Repayment of Loan    92
22.2Breakage Costs    92
22.3Miscellaneous Indemnities    93
22.4Currency Indemnity    93
22.5Certification of Amounts    94
22.6Sums Deemed Due to a Lender    94
22.7Survival of Indemnities    94
23.NO SET-OFF OR TAX DEDUCTION; TAX INDEMNITY; FATCA    94
23.1No Deductions    94
23.2Grossing-Up for Taxes    94
23.3Evidence of Payment of Taxes    94
23.4Indemnity for Taxes    95
23.5Exclusion from Indemnity and Gross-Up for Taxes    95
23.6Delivery of Tax Forms    95
23.7FATCA Information    96
23.8FATCA Withholding    97
23.9FATCA Mitigation    98
23.10Additional Borrowers and/or Guarantors    98
23.11Tax Credits    99
24.ILLEGALITY, ETC    99
24.1Illegality    99
24.2Notification of Illegality    99
24.3Prepayment; Termination of Commitment    99
24.4Mitigation    100
25.INCREASED COSTS    100
25.1Increased Costs    100
25.2Meaning of “Increased Costs”    101
25.3Notification to Borrower of Claim for Increased Costs    101
25.4Payment of Increased Costs    101
25.5Notice of Prepayment    102
25.6Prepayment; Termination of Commitment    102
25.7Application of Prepayment    102
26.SET-OFF    102
26.1Application of Credit Balances    102
26.2Existing Rights Unaffected    102
26.3Sums Deemed Due to a Lender    103
26.4No Security Interest    103
27.TRANSFERS AND CHANGES IN LENDING OFFICES    103
27.1Transfer by Borrower or Guarantor    103
27.2Transfer by a Lender    103

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27.3Transfer Certificate, Delivery and Notification    104
27.4Effective Date of Transfer Certificate    104
27.5No Transfer Without Transfer Certificate    104
27.6Lender Re-Organization; Waiver of Transfer Certificate    104
27.7Effect of Transfer Certificate    104
27.8Maintenance of Register of Lenders    105
27.9Reliance on Register of Lenders    106
27.10Authorization of Agent to Sign Transfer Certificates    106
27.11Registration Fee    106
27.12Sub-Participation; Subrogation Assignment    106
27.13Disclosure of Information    106
27.14Change of Lending Office    106
27.15Notification    106
27.16Security Over Lenders’ Rights    106
27.17Replacement of Reference Bank    107
28.VARIATIONS AND WAIVERS    107
28.1Variations, Waivers, Etc. by Required Lenders    107
28.2Variations, Waivers, Etc. Requiring Agreement of All Lenders    107
28.3Variations, Waivers, Etc. Relating to the Servicing Banks    108
28.4Exclusion of Other or Implied Variations    108
29.NOTICES    109
29.1General    109
29.2Addresses for Communications    109
29.3Effective Date of Notices    110
29.4Service Outside Business Hours    110
29.5Illegible Notices    110
29.6Valid Notices    111
29.7English Language    111
29.8Meaning of “Notice”    111
30.SUPPLEMENTAL    111
30.1Rights Cumulative, Non-Exclusive    111
30.2Severability of Provisions    111
30.3Counterparts    111
30.4Binding Effect    111
31.THE SERVICING BANKS AND PARALLEL DEBT    111
31.1Appointment and Granting    111
31.2Scope of Duties    113
31.3Reliance    114
31.4Knowledge    114
31.5Security Trustee and Agent as Lenders    115
31.6Indemnification of Security Trustee and Agent    115

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31.7Reliance on Security Trustee or Agent    115
31.8Actions by Security Trustee and Agent    116
31.9Resignation and Removal    116
31.10Release of Collateral    117
31.11Parallel Debt.    117
31.12Instructions to Agent/Security Trustee    118
32.LAW AND JURISDICTION    118
32.1Governing Law    118
32.2Consent to Jurisdiction.    118
32.3Creditor Party Rights Unaffected    119
32.4Meaning of “Proceedings”    119
32.5Waiver of Sovereign Immunity    119
32.6Waiver of Damages    119
33.WAIVER OF JURY TRIAL    120
33.1WAIVER    120
34.PATRIOT ACT NOTICE    120
34.1PATRIOT Act Notice    120

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TABLE OF CONTENTS
Page

EXECUTION PAGE    121
SCHEDULE 1-A INITIAL GUARANTORS    122
SCHEDULE 1-B LENDERS AND COMMITMENTS    123
SCHEDULE 2 POTENTIAL GUARANTORS AND COLLATERAL VESSELS    124
SCHEDULE 3 DRAWDOWN NOTICE    125
SCHEDULE 4 DOCUMENTS REQUIRED AS CONDITIONS PRECEDENT    129
SCHEDULE 5 TRANSFER CERTIFICATE    136
SCHEDULE 6 LIST OF APPROVED BROKERS    140
SCHEDULE 7 PAYMENT DATES AND AMOUNTS    141
SCHEDULE 8 MANDATORY COST FORMULA    143
APPENDIX A FORM OF CHARTER ASSIGNMENT    146
APPENDIX B FORM OF COMPLIANCE CERTIFICATE    147
APPENDIX C FORM OF EARNINGS ACCOUNT PLEDGE    148
APPENDIX D FORM OF EARNINGS ASSIGNMENT    149
APPENDIX E FORM OF GUARANTOR JOINDER AGREEMENT    150
APPENDIX F FORM OF FIRST PREFERRED SHIP MORTGAGE    151
APPENDIX G FORM OF MANAGER’S UNDERTAKING    152
APPENDIX H FORM OF NOTE    153
APPENDIX I FORM OF SHARES PLEDGE    154
APPENDIX J FORM OF INSURANCE ASSIGNMENT    155
APPENDIX K FORM OF SUPPLEMENT TO SHARES PLEDGE    156

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THIS CREDIT AGREEMENT (this “Agreement”) is made as of January 30, 2015
AMONG

(1)
SCORPIO BULKERS INC., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as borrower (the “Borrower”);

(2)
THE GUARANTORS listed in Schedule 1-A (the “Initial Guarantors”), each a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as joint and several guarantors (together with any other person that becomes a guarantor pursuant to a Guarantor Joinder Agreement (as defined below), the “Guarantors”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1-B, as lenders (the “Lenders”, which expression includes their respective successors, transferees and assigns);

(4)
DEUTSCHE BANK AG, FILIALE DEUTSCHLANDGESCHÄFT, as lead arranger (the “Lead Arranger”, which expression includes its successors, transferees and assigns) acting in such capacity through its office at Adolphsplatz 7, 20457 Hamburg, Germany;

(5)
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as administrative agent for the Lenders (in such capacity, the “Agent”, which expression includes its successors, transferees and assigns), acting in such capacity through its office at Adolphsplatz 7, 20457 Hamburg, Germany;

(6)
DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as security trustee for the Lenders (in such capacity, the “Security Trustee”, which expression includes its successors, transferees and assigns), acting in such capacity through its office at Adolphsplatz 7, 20457 Hamburg, Germany; and

(7)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as account bank acting in such capacity through its principal office at Adolphsplatz 7, 20457 Hamburg, Germany.
BACKGROUND
The Lenders have agreed to make available to the Borrower a credit facility of up to $42,000,000 for the purpose of financing part of the acquisition cost of each of the Collateral Vessels.
IT IS AGREED as follows:

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1.	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:
“Account Bank” means DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, acting through its office at Adolphsplatz 7, 20457 Hamburg, Germany or ABN AMRO Bank N.V.;
“Account Pledges” means the Earnings Account Pledges and “Account Pledge” means either of such pledge agreements;
“Advance” means each borrowing of a portion of the Total Commitment by the Borrower or (as the context may require) the outstanding principal amount of such borrowing at any relevant time;
“Affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise;
“Agreed Form” means in relation to any document, that document in the form reasonably acceptable to the Agent with the consent of all Lenders (such consent not to be unreasonably withheld or delayed), or as otherwise reasonably approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document;
“Approved Broker” means any of the companies listed on Schedule 6 or such other company proposed by the Borrower which the Agent may, with the consent of all Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time for the purpose of valuing the Collateral Vessels who shall act as an expert and not as arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement;
“Approved Commercial Management Agreement” means, in relation to a Collateral Vessel in respect of its commercial management, a management agreement between the relevant Guarantor and an Approved Commercial Manager which shall be on the BIMCO Shipman 2009 form or such other form of management agreement, in each case which the Agent may reasonably approve on behalf of all Lenders;
“Approved Commercial Manager” means SCM, Scorpio Services Holdings Ltd or any affiliates of such entities, or any other reputable commercial management company proposed by the Borrower which the Agent, with the consent of all Lenders, may reasonably approve from time to time as the commercial manager of a Collateral Vessel;

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“Approved Flag” means the Bahamian, Hong Kong, Liberian, Panamanian, Singaporean or Marshall Islands flag or such other flag as the Agent may, with the consent of all Lenders (such consent not to be unreasonably withheld, conditioned or delayed), approve from time to time in writing as the flag on which a Collateral Vessel shall be registered;
“Approved Management Agreement” means either an Approved Commercial Management Agreement or an Approved Technical Management Agreement as the context requires;
“Approved Manager” means either an Approved Commercial Manager or an Approved Technical Manager, as the context requires;
“Approved Technical Management Agreement” means, in relation to a Collateral Vessel in respect of its technical management, a management agreement between the relevant Guarantor and an Approved Technical Manager which shall be on the BIMCO Shipman 2009 form or such other form of management agreement which the Agent may reasonably approve;
“Approved Technical Manager” means SSM, Zenith A.S. or any other reputable technical manager proposed by the Borrower which the Agent, with the consent of the Required Lenders may reasonably approve from time to time as technical manager of a Collateral Vessel;
“Availability Period” means the period commencing on the Effective Date and ending on the earlier of:

(a)
(i) with respect to the SBI SAMBA, the date falling thirty (30) days after the date of delivery of such Collateral Vessel by the Builder to the relevant Guarantor but in any event not later than September 30, 2015 (or such later date as the Agent may, with the consent of all Lenders, agree with the Borrower); and (ii) with respect to the SBI RUMBA, the date falling thirty (30) days after the date of delivery of such Collateral Vessel by the Builder to the relevant Guarantor but in any event not later than February 29, 2016 (or such later date as the Agent may, with the consent of all Lenders, agree with the Borrower); or

(b)	the date on which the Total Commitment is fully borrowed, cancelled or terminated;
“Available Commitments” means amounts readily available for drawing by the Borrower under committed revolving credit facilities with a maturity date in excess of twelve (12) months and which remain undrawn and could be drawn for general working capital or other general corporate purposes and provided that no event of default has occurred and is continuing under any such revolving credit facility and the Borrower is entitled to borrow under such committed revolving credit facility;
“Bank Secrecy Act” means the United States Bank Secrecy Act of 1970, as amended;

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“Base Prepayment Amount” means $2,000,000;

“Basel III” means any of the changes designed to strengthen any capital standards or introduce minimum liquidity or other requirements referenced in the publication of the Groups of Governors and Heads of Supervision of the Basel Committee on Banking Supervision (the “Basel Committee”) dated December 16, 2010, or any subsequent paper or document published by the Basel Committee on any of those requirements;
“Builder” means Imabari Shipbuilding Co., Ltd.;
“Builder’s Bank” has the meaning given in Clause 9.2(b)(ii);
“Business Day” means a day on which banks are open in Frankfurt, Germany; Hamburg, Germany; London, England; and New York, New York, U.S.A.;
“Capitalized Lease” means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with US GAAP, is required to be capitalized on the balance sheet of such person; and “Capitalized Lease Obligation” is defined to mean the rental obligations, as aforesaid, under a Capitalized Lease;
“Cash Equivalents” means:

(a)
securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(b)
time deposits, certificates of deposit or deposits held with any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000;

(c)	time deposits, certificates of deposit or deposits held with any Lender; and

(d)	such other securities or instruments as the Required Lenders shall agree in writing;
and in respect of both (a) and (b) above, with a Rating Category of at least “A+” by S&P and “A” by Moody’s (or the equivalent used by another Rating Agency) in each case having maturities of not more than ninety (90) days from the date of acquisition;
“Change of Control” means:

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(a)
in respect of a Guarantor, the occurrence of any act, event or circumstance that without prior written consent of all Lenders results in the Borrower owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in such Guarantor; provided that any sale of a Guarantor shall be permitted subject to compliance with Clause 8.9; and

(b)	in respect of the Borrower, means:

(i)
a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act as in effect on the Effective Date), other than any holders of the Borrower’s Equity Interests as of the Effective Date, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act and including by reason of any change in the ultimate “beneficial ownership” of the Equity Interests of the Borrower) of more than 35% of the total voting power of the Voting Stock of the Borrower (calculated on a fully diluted basis); or

(ii)
individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors or equivalent governing body of the Borrower (together with any new directors (or equivalent) whose election by such Board of Directors or equivalent governing body or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors or equivalent governing body then still in office who either were members of such Board of Directors or equivalent governing body at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 35% of the members of such Board of Directors or equivalent governing body then in office;

“Charter” means, in relation to a Collateral Vessel, any time or consecutive voyage charter or other contract for the employment in respect of such Collateral Vessel, including, but not limited to, a contract of affreightment, for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months (other than any charter relating to the contribution of a Collateral Vessel to a pool);
“Charter Assignment” means, in relation to a Collateral Vessel, an assignment of the relevant Charter in the form set out in Appendix A;
“CISADA” means the United States Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010;
“Classification Society” means, in relation to a Collateral Vessel, American Bureau of Shipping, Det Norske Veritas, Lloyd's Register or such other vessel classification society that is a member of IACS that the Agent may approve from time to time;

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“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder;
“Collateral” means all property (including, without limitation, any proceeds thereof) referred to in the Finance Documents that is subject to any Security Interest in favor of the Security Trustee, for the benefit of the Lenders, securing the Secured Liabilities;
“Collateral Vessel” means each of the vessels identified as a proposed collateral vessel in Schedule 2 once such proposed collateral vessel becomes owned by a Guarantor and “Collateral Vessels” means any or all of the Collateral Vessels;
“Commission” or “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act;
“Commitment” means, in relation to a Lender, the amount set forth opposite its name in Schedule 1-B, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);
“Compliance Certificate” means a certificate executed by the Chief Financial Officer of the Borrower in the form set out in Appendix B;
“Consolidated EBITDA” means, for any accounting period, the consolidated net income of the Borrower for that accounting period:

(a)	plus, to the extent deducted in computing the net income of the Borrower for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign income taxes and tax distributions;

(ii)	Consolidated Net Interest Expense;

(iii)
depreciation, depletion, amortization of intangibles, restricted stock, and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(iv)	expenses incurred in connection with a special or intermediate survey (including any underwater survey done in lieu thereof) of a Collateral Vessel during such period; and

(v)	any dry-docking expenses;

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(b)
minus, to the extent added in computing the consolidated net income of the Borrower for that accounting period, (i) any non-cash income or losses, non-cash gains or losses and (ii) any extraordinary gains or losses on asset sales not in the ordinary course of business;

“Consolidated Funded Debt” means, for any accounting period, the sum of the following for the Borrower determined (without duplication) on a consolidated basis for such period and in accordance with US GAAP consistently applied:

(a)	all Financial Indebtedness; and

(b)
all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (including take-or-pay and similar obligations which in accordance with US GAAP would be shown on the liability side of a balance sheet);

provided that balance sheet accruals for future dry-dock expenses shall not be classified as Consolidated Funded Debt;
“Consolidated Liquidity” means, on a consolidated basis at any time, the sum of (a) cash, (b) Cash Equivalents, in each case held by the Borrower on a freely available and unencumbered basis, and (c) Available Commitments; provided, however, that 66 2/3% of Consolidated Liquidity shall at all times consist of cash;
“Consolidated Net Interest Expense” means the aggregate of all interest, commissions, discounts and other costs, charges or expenses accruing that are due from the Borrower and all of its subsidiaries during the relevant accounting period less (i) commitment fees, (ii) interest income received and (iii) amortization of deferred charges and arrangement fees, determined on a consolidated basis in accordance with US GAAP and as shown in the consolidated statements of income for the Borrower;
“Consolidated Tangible Net Worth” means, on a consolidated basis, the total shareholders’ equity (including retained earnings) of the Borrower, minus goodwill;
“Consolidated Total Capitalization” means Consolidated Tangible Net Worth plus Consolidated Funded Debt;
“Contractual Currency” has the meaning given in Clause 22.4;
“Contribution” means, in relation to a Lender, the part of the Loan which is owing to that Lender;
“Creditor Party” means the Agent, the Lead Arranger, the Security Trustee or any Lender, whether as at the date of this Agreement or at any later time;
“Delivery Date” has the meaning given in Clause 9.2(b)(i);

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“Disbursement Authorization” has the meaning given in Clause 9.2(b)(ii);
“Dollars” and “$” means the lawful currency for the time being of the United States of America;
“Drawdown Date” means, in relation to an Advance, the date on which such Advance is actually made;
“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);
“Earnings” means, in relation to a Collateral Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Guarantor owning such Collateral Vessel or the Security Trustee and which arise out of the use or operation of that Collateral Vessel, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b):

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to such Guarantor or the Security Trustee in the event of requisition of that Collateral Vessel for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of that Collateral Vessel; and

(vi)	all moneys which are at any time payable under Insurances in respect of loss of hire; and

(b)
if and whenever that Collateral Vessel is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Collateral Vessel together with any and all other distributions of moneys made by such pool or sharing entity to or for the account or benefit of that Collateral Vessel or the Guarantor owing such Collateral Vessel including, but not limited to, returns of working capital, deposit or retention moneys and any other moneys of any nature whatsoever that is retained by such pool or sharing entity for the account of such Collateral Vessel or such Guarantor that is the owner thereof;

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“Earnings Account” means (i) an account in the name of the Guarantor owning the relevant Collateral Vessel with the Account Bank designated as the “Earnings Account” for such Collateral Vessel or (ii) any other account which is designated by the Agent as an “Earnings Account” for the purpose of this Agreement;
“Earnings Account Pledge” means the pledge of each Earnings Account in such form as shall be required by the Security Trustee;
“Earnings Assignment” means with respect to any Collateral Vessel an assignment of the Earnings and Requisition Compensation of such Collateral Vessel, in the form set out in Appendix D;
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained by the SEC;
“Effective Date” means the date on which this Agreement is executed and delivered by the parties hereto;
“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and “claim” means a claim for damages, compensation, indemnification, contribution, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;
“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Collateral Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released and which involves a collision or allision between a Collateral Vessel and another vessel or object, or some other incident of navigation or operation, in any case, in connection with which such Collateral Vessel is actually liable to be arrested, attached, detained or injuncted and/or such Collateral Vessel and/or the Guarantor owning such Collateral Vessel and/or any operator or manager of such Collateral Vessel is at fault or otherwise liable to any legal or administrative action; or

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(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Collateral Vessel and in connection with which such Collateral Vessel is actually or potentially liable to be arrested and/or where the Guarantor owning such Collateral Vessel and/or any operator or manager of such Collateral Vessel is at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law or regulation relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;
“Environmental Permit” means any permit, approval, identification number, license, exemption or other authorization required under any applicable Environmental Law;
“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;
“Equity Interests” of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)
all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person;

“Equity Proceeds” means the net cash proceeds from the issuance of common or preferred stock of the Borrower (excluding the issuance of restricted stock);
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder;
“ERISA Affiliate” means any affiliate or subsidiary that, together with the Borrower, would be deemed to be a single employer under Section 414 of the Code;
“ERISA Funding Event” means:

(a)	any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or Section 302 of ERISA), whether or not waived;

(b)	the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

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(c)	the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan;

(d)	a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code);

(e)	the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or

(f)	a determination that a Multiemployer Plan is, or is expected to be, in endangered status within the meaning of Section 432 of the Code or Section 305 of ERISA;
“ERISA Termination Event” means:

(a)	the imposition of any lien in favor of the PBGC of any Plan or Multiemployer Plan;

(b)
the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA;

(c)	the receipt by the Borrower or any ERISA Affiliate of any notice that a Multiemployer Plan is in critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; or

(d)	the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA;
“Estate” has the meaning assigned such term in Clause 31.1(b)(ii);
“Event of Default” means any of the events or circumstances described in Clause 20.1;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder;
“Executive Order” means an executive order issued by the President of the United States of America;
“Fair Market Value” means, in relation to a Collateral Vessel, the market value of such Collateral Vessel at any date that is shown by the average of two (2) valuations each prepared for the Borrower and addressed to the Agent at the sole cost of the Borrower:

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(a)	as at a date not more than 30 days prior to the date such valuation is delivered to the Agent;

(b)	by Approved Brokers selected by the Borrower;

(c)	with or without physical inspection of such Collateral Vessel (as the Agent may require); and

(d)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment (and with no value to be given to any pooling arrangements);

provided that (A) if a range of market values is provided in a particular appraisal, then the market value in such appraisal shall be deemed to be the mid-point within such range and (B) if an additional appraisal is obtained as provided in Clause 11.1(h), the market value of the Collateral Vessel shall be the average of the three appraisals obtained; and provided further that if consented to by the Borrower, the Agent shall have the option to have the market value of a Collateral Vessel determined by a single Approved Broker selected by the Required Lenders;
“FATCA” means Section 1471 through 1474 of the Code as of the date of this Agreement and any amended or successor version that is substantively comparable and not materially more onerous to comply with and any current or future Treasury regulations or other official administrative guidance (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the Internal Revenue Service) promulgated thereunder or any intergovernmental agreement to implement FATCA;
“FATCA Deduction” means a deduction or withholding from a payment under any Finance Document required by or under FATCA;
“FATCA Exempt Party” means a FATCA Relevant Party who is entitled under FATCA to receive payments free from any FATCA Deduction;
“FATCA Non-Exempt Lender” means any Lender who is a FATCA Non-Exempt Party;
“FATCA Non-Exempt Party” means a FATCA Relevant Party who is not a FATCA Exempt Party;
“FATCA Relevant Party” means each Creditor Party and each Security Party;
“Finance Documents” means:

(a)	this Agreement;

(b)	all Charter Assignments;

(c)	all Account Pledges;

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(d)	all Earnings Assignments;

(e)	all Insurance Assignments;

(f)	all Mortgages;

(g)	the Note;

(h)	the Shares Pledge and all Shares Pledge Supplements;

(i)	each Guarantor Joinder Agreement; and

(j)
any other document (whether creating a Security Interest or not) which is executed at any time by any person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other documents referred to in this definition (other than a Manager’s Undertaking);

“Financial Indebtedness” means, with respect to any person (the “Debtor”) at any date of determination (without duplication):

(a)	all obligations of the Debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the Debtor;

(b)	all obligations of the Debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the Debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the Debtor (including reimbursement obligations with respect thereto);

(d)
all obligations of the Debtor to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;

(e)	all Capitalized Lease Obligations of the Debtor as lessee;

(f)
all Financial Indebtedness of persons other than the Debtor secured by a Security Interest on any asset of the Debtor, whether or not such Financial Indebtedness is assumed by the Debtor, provided that the amount of such Financial Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Financial Indebtedness; and

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(g)
all Financial Indebtedness of persons other than the Debtor under any guarantee, indemnity or similar obligation entered into by the Debtor to the extent such Financial Indebtedness is guaranteed, indemnified, etc. by the Debtor.

The amount of Financial Indebtedness of any Debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described in (f) and (g) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount is the face amount of such Financial Indebtedness less the remaining unamortized portion of such original issue discount of such Financial Indebtedness at such time, and (ii) Financial Indebtedness shall not include any liability for taxes;
“First Repayment Date” has the meaning given in Clause 8.2;
“Fiscal Year” means, in relation to any person, each period of one (1) year commencing on January 1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared;
“Foreign Pension Plan” means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any of the Guarantors or any one or more of their respective subsidiaries primarily for the benefit of employees of such Security Party or such subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code;
“Guaranteed Obligations” has the meaning given in Clause 16.1;
“Guarantor Joinder Agreement” means an agreement providing for the joinder of a person to this Agreement as a Guarantor in the form set out in Appendix E;
“IACS” means the International Association of Classification Societies;
“Insurances” means in relation to a Collateral Vessel:

(a)
all policies and contracts of insurance, including entries of such Collateral Vessel in any protection and indemnity or war risks association, effected in respect of such Collateral Vessel, the Earnings or otherwise in relation to such Collateral Vessel; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

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“Insurance Assignment” means in relation to a Collateral Vessel, an Assignment of Insurances in the form set out in Appendix J;
“Interest Period” means a period determined in accordance with Clause 6;
“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);
“ISM Code Documentation” includes, in respect of a Collateral Vessel:

(a)	the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to such Collateral Vessel within the periods specified by the ISM Code;

(b)	all other documents and data which are relevant to the safety management system and its implementation and verification which the Agent may reasonably require; and

(c)
any other documents which are prepared or which are otherwise relevant to establish and maintain such Collateral Vessel’s compliance or the compliance of the Guarantor owning such Collateral Vessel or the relevant Approved Manager with the ISM Code which the Agent may require;

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time;
“ISPS Code Documentation” includes:

(a)	the ISSC; and

(b)	all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Agent may require;
“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;
“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” under its name on Schedule 1 or in the relevant Transfer Certificate pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent;
“LIBOR” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the rate per annum equal to the offered quotation

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for deposits in Dollars for a period equal to, or as near as possible equal to, such period which appears on Reuters Page LIBOR01 at or about 11:00 a.m. (London time) on the Quotation Date for the relevant period (and, for the purposes of this Agreement, “Reuters Page LIBOR01” means the display designated as “Page LIBOR01” on the Reuters Service or such other page as may replace Page LIBOR01 on that service for the purpose of displaying rates comparable to that rate or such other service as may be nominated by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) as the information vendor for the purpose of displaying ICE Benchmark Administration Limited’s Interest Settlement Rates for Dollars in the London interbank market) and if LIBOR falls below zero, such rate is deemed to be zero;
“Loan” means the principal amount from time to time outstanding under this Agreement;
“Major Casualty” means, in relation to a Collateral Vessel, any casualty to such Collateral Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $2,500,000 or the equivalent in any other currency;
“Manager’s Undertaking” means, in relation to a Collateral Vessel, the letter executed and delivered by an Approved Manager party to an Approved Management Agreement with a Guarantor, in the form set out in Appendix G or any other manager’s undertaking required by the Security Trustee with respect to a sub-manager appointed by an Approved Manager that shall be substantially in the form set out in Appendix G with such changes as are reasonably required by the Security Trustee;
“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 8;
“Margin” means 2.80% per annum;
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System and any successor regulations thereto, as in effect from time to time;
“Material Adverse Effect” means the existence of one or more events and/or conditions that have had, or could reasonably be expected by the Lenders to have, (i) a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and/or the Guarantors taken as a whole, or (ii) a material adverse effect on the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to any Creditor Party under any of the Finance Documents or (iii) a material adverse effect on the ability of any Security Party to perform any of its material obligations under any of the Finance Documents;
“Maturity Date” means for each Advance, the earlier of the sixth (6th) anniversary of the Drawdown Date for such Advance and the date on which the Loan is accelerated pursuant to Clause 20.4;

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“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors;
“Mortgage” means in relation to a Collateral Vessel, the first preferred or first priority ship mortgage on such Collateral Vessel, in Agreed Form; provided that a mortgage in respect of a Collateral Vessel registered under the Marshall Islands flag shall be in the form set out in Appendix F;
“Multiemployer Plan” means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute;
“Net Debt” means Financial Indebtedness less cash and Cash Equivalents;
“Non-indemnified Tax” means (a) any tax on the net income of a Creditor Party (but not a tax on gross income or individual items of income), whether collected by deduction or withholding or otherwise, which is levied by a taxing jurisdiction which:

(i)	is located in the country under whose laws such entity is formed (or in the case of a natural person is a country of which such person is a citizen); or

(ii)	with respect to any Lender, is located in the country of its Lending Office; or

(iii)	with respect to any Creditor Party other than a Lender, is located in the country from which such party has originated its participation in this transaction; or
(b)    any FATCA Deduction made on account of a payment to a FATCA Non-Exempt Party;
“Note” means a promissory note of the Borrower, payable to the order of the Agent, evidencing the aggregate indebtedness of the Borrower under this Agreement, in the form set out in Appendix H;
“Notifying Lender” has the meaning given in Clause 24.1 or Clause 25.1 as the context requires;
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury;
“Parallel Debt” has the meaning given in Clause 31.11(a);
“pari passu”, when used with respect to the ranking of any Financial Indebtedness of any person in relation to other Financial Indebtedness of such person, means that each such Financial Indebtedness:

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(a)
either (i) is not subordinated in right of payment to any other Financial Indebtedness of such person or (ii) is subordinate in right of payment to the same Financial Indebtedness of such person as is the other and is so subordinate to the same extent; and

(b)	is not subordinate in right of payment to the other or to any Financial Indebtedness of such person as to which the other is not so subordinate;
“PATRIOT Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199);
“Payment Currency” has the meaning given in Clause 22.4;
“PBGC” means the Pension Benefit Guarantee Corporation and its successors;
“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)
pledges of certificates of deposit or other cash collateral securing any Guarantor’s reimbursement obligations in connection with letters of credit now or hereafter issued for the account of such Guarantor in connection with the establishment of the financial responsibility of such Guarantor under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;

(c)
Security Interests to secure obligations under workmen’s compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen’s or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which any of the Guarantors is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business;

(d)	Security Interests for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles;

(e)	Security Interests for unpaid master’s and crew’s wages in accordance with usual maritime practice that are not more than thirty (30) days past due;

(f)	Security Interests for salvage;

(g)	Security Interests arising by operation of law for not more than two (2) months’ prepaid hire under any charter or other contract of employment in

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relation to a Collateral Vessel not otherwise prohibited by this Agreement or any other Finance Document;

(h)
Security Interests for master’s disbursements incurred in the ordinary course of trading of a Collateral Vessel and any other Security Interests arising by operation of law or otherwise in the ordinary course of such Collateral Vessel’s business, provided such Security Interests do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Guarantor in good faith by appropriate steps) and subject, in the case of Security Interests for repair or maintenance, to Clause 14.13(h);

(i)
any Security Interest created in favor of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the relevant Guarantor is actively prosecuting or defending such proceedings or arbitration in good faith and such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of the relevant Collateral Vessel;

(j)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; and

(k)
Security Interests incidental to the conduct of the business of each Security Party or the ownership of such Security Party’s property and assets, which Security Interests do not in the aggregate materially detract from the value of each such Security Party’s property or assets or materially impair the use thereof in the operation of its business;

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

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(a)	the jurisdiction under the laws of which the company is incorporated or formed;

(b)	a jurisdiction in which the company has the center of its main interests or in which the company’s central management and control is or has recently been exercised;

(c)	a jurisdiction in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)
a jurisdiction in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; or

(e)
a jurisdiction the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company whether as a main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (a) or (b) above;

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a), and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;
“Plan” means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which a Security Party or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;
“Principal Obligations” mean, in relation to the Borrower or a Guarantor all monetary obligations (other than its Parallel Debt) which now or at any time hereafter may be or become due, owing or incurred by the Borrower or such Guarantor to any Creditor Party, whether due or not, whether contingent or not and whether alone or jointly with others, as principal, surety or otherwise, under or in connection with or pursuant to the Finance Documents, as such obligations may be extended, restated, prolonged, amended, renewed or novated from time to time;

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“Quarterly Payment Date” means March 15th, June 15th, September 15th and December 15th of each year during the term of the Loan;
“Quotation Date” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is two (2) Business Days before the first day of that period, unless market practice differs in the London interbank market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Date will be the last of those days);
“Rating Agencies” means:

(a)	S&P and Moody’s; or

(b)
if S&P or Moody’s or both of them are not making ratings of securities publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Agent with the consent of the Required Lenders, which will be substituted for S&P or Moody’s or both, as the case may be;

“Rating Category” means:

(a)	with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(b)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(c)	the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable;
“Reference Bank” means the Agent;
“Registry” means in respect of a Collateral Vessel, such registrar, commissioner or representative of the relevant Approved Flag who is duly authorized to register such Collateral Vessel, the relevant Guarantor’s title to such Collateral Vessel and the relevant Mortgage over such Collateral Vessel under the laws of such Approved Flag;
“Repayment Date” means a date on which a repayment is required to be made under Clause 8;
“Required Lenders” means: (a) before the Loan has been made, Lenders whose Commitments total 66 2/3% or more of the Total Commitments; and (b) after the Loan has been made, Lenders whose Contributions total 66 2/3% or more of the Loan;

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“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;
“Restricted Party” means a person that is: (a) listed on, owned or controlled by a person listed on any Sanctions List; (b) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory which is a subject of country or territory-wide Sanctions; or (c) otherwise a target of Sanctions;
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies Inc., and its successors;
“Sanctions” means any trade, economic or financial sanctions, laws, regulations, embargoes or restrictive measures (a) enacted, enforced or imposed by the United States Government (including CISADA), the United Nations Security Council, the European Union or its Member States (including, without limitation, the United Kingdom and France), or the respective governmental institutions and agencies of any of the foregoing, including without limitation; OFAC, the United States Department of State, and Her Majesty’s Treasury (“HMT”) (together, the “Sanctions Authorities”); (b) imposed by the Wassenaar Arrangement on Export Controls for Conventional Arms and Dual-Use Goods and Technologies (as amended through the date hereof and as may be amended in the future); or (c) otherwise imposed by any law or regulation binding on a Security Party;
“Sanctions List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained and made public by the United Nations Security Council or any of the Sanctions Authorities;
“SCM” means Scorpio Commercial Management S.A.M., a Monaco company, an Approved Commercial Manager of the Collateral Vessels;
“Secured Liabilities” means all liabilities which the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Documents and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;
“Security Interest” means:

(a)	a mortgage, encumbrance, charge (whether fixed or floating) or pledge, any maritime or other lien or privilege or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

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(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Maintenance Cover Ratio” has the meaning given in Clause 15.2;
“Security Party” means each of the Borrower, each of the Guarantors and any other person (except a Creditor Party and an Approved Manager) who, as a surety, guarantor, mortgagor, assignor or pledgor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a Finance Document;
“Security Period” means the period commencing on the Effective Date and ending on the date on which the Agent notifies the Borrower (such notice not to be unreasonably withheld or delayed) that:

(a)	all amounts which have become due for payment by the Borrower or any other Security Party under the Finance Documents have been paid in full;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; and

(c)	neither the Borrower nor any other Security Party has any liability under Clause 21, 22 or 23 or any other provision of this Agreement or another Finance Document;
“Servicing Bank” means the Agent or the Security Trustee;
“Shares Pledge” means a pledge by the Borrower of the Equity Interests of each of the Guarantors, in the form set out in Appendix I and includes any and all Shares Pledge Supplements;
“Shares Pledge Supplement” means any supplement to the Shares Pledge in the form set out in Appendix K that is executed and delivered by the Borrower with respect to the Equity Interest of any Guarantor that becomes a party to this Agreement through the execution and delivery to the Agent of a Guarantor Joinder Agreement after the Effective Date;
“SSM” means Scorpio Ship Management S.A.M., a Monaco company, an Approved Technical Manager of the Collateral Vessels;
“Total Loss” means in relation to a Collateral Vessel:

(a)	actual, constructive, compromised, agreed or arranged total loss of such Collateral Vessel;

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(b)
any expropriation, confiscation, requisition or acquisition of such Collateral Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension), unless it is within three (3) months redelivered to the full control of the Guarantor that is the owner thereof; or

(c)
any arrest, capture, seizure or detention of such Collateral Vessel (including any hijacking or theft) unless it is within three (3) months redelivered to the full control of the Guarantor that is the owner thereof;

“Total Loss Date” means in relation to a Collateral Vessel:

(a)	in the case of an actual loss of such Collateral Vessel, the date on which it occurred or, if that is unknown, the date when such Collateral Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of such Collateral Vessel, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Guarantor owning such Collateral Vessel with such Collateral Vessel’s insurers in which the insurers agree to treat such Collateral Vessel as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it reasonably appears to the Agent that the event constituting the total loss occurred;
“Transfer Certificate” has the meaning given in Clause 27.2;
“Transferee Lender” has the meaning given in Clause 27.2;
“Transferor Lender” has the meaning given in Clause 27.2;
“UCC” means the Uniform Commercial Code of the State of New York;
“US GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time;

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“Voting Stock” of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of the board of directors or similar governing body of such person; and
“Withholding” has the meaning given in Clause 23.5.

1.2	Construction of certain terms. In this Agreement:
“approved” means, for the purposes of Clause 13, approved in writing by the Agent;
“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
“company” includes any corporation, limited liability company, partnership, joint venture, unincorporated association, joint stock company and trust;
“consent” includes an authorization, consent, approval, resolution, license, exemption, filing, registration, notarization and legalization;
“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;
“continuing” means with respect to an Event of Default that it has not been (i) waived; or (ii) cured during the applicable grace period;
“document” includes a deed; also a letter, email or fax;
“excess risks” means, in relation to a Collateral Vessel, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of such Collateral Vessel in consequence of its insured value being less than the value at which such Collateral Vessel is assessed for the purpose of such claims;
“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any statute, regulation or resolution of the United States of America, any state thereof, the Council of the European Union, the European Commission, the United Nations or its Security Council or any other Pertinent Jurisdiction;
“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;
“months” shall be construed in accordance with Clause 1.3;

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“obligatory insurances” means, in relation to a Collateral Vessel, all insurances effected, or which the Guarantor owning such Collateral Vessel is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;
“parent company” has the meaning given in Clause 1.4;
“person” includes natural persons; any company; any state, political sub-division of a state and local or municipal authority; and any international organization;
“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
“protection and indemnity risks” means the usual risks covered by a protection and indemnity association, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;
“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law, of any governmental body, intergovernmental or supranational agency, department or regulatory, self-regulatory or other authority or organization;
“subsidiary” has the meaning given in Clause 1.4;
“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganization of it or any other person;
“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority or any other governmental authority authorized to levy such tax (including any such imposed in connection with exchange controls), and any related penalties, interest or fines; and
“war risks” includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3
Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later

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Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued Equity Interests in S (or a majority of the issued Equity Interests in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued Equity Interests of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors (or equivalent) of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;
and any company of which S is a subsidiary is a parent company of S.

1.5	General interpretation. In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended, supplemented and/or restated, whether before the date of this Agreement or otherwise;

(b)
references in Clause 1.1 to a document being in the form of a particular Appendix include references to that form with any modifications to that form which the Agent approves or reasonably requires and which are acceptable to the Borrower;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

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1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

1.7
Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement and in the other Finance Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to any Creditor Party under this Agreement shall be prepared, in accordance with US GAAP.

1.8
Inferences Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of a Security Party in this Agreement or any other Finance Document is qualified by reference to those matters which are not reasonably expected to result in a Material Adverse Effect or language of similar import, no inference shall be drawn therefrom that any Creditor Party has knowledge or approves of any noncompliance by such Security Party with any law or regulation.

2.	FACILITY

2.1
Amount of Facility. Subject to the other provisions of this Agreement, the Lenders severally agree to make available to the Borrower a credit facility in the principal amount of up to $42,000,000 in up to two (2) Advances, one in respect of each Collateral Vessel. The amount of each Advance shall not exceed the lesser of (a) $21,000,000 or (b) sixty percent (60%) of the Fair Market Value of the relevant Collateral Vessel determined no earlier than thirty (30) days prior to the Drawdown Date for the relevant Advance. The aggregate amount of all Advances shall not exceed $42,000,000 or such lesser amount as provided in this Agreement.

2.2
Lenders’ participations in Advance. Subject to the other provisions of this Agreement, each Lender shall participate in an Advance in the proportion which its Commitment bears to the Total Commitments.

2.3
Purpose of Advance. The Borrower undertakes with each Creditor Party to use each Advance only to (a) finance or (b) reimburse the Borrower for part of the acquisition cost of the Collateral Vessel to which such Advance relates. No Creditor Party shall have any responsibility for the application of any Advance by the Borrower.

2.4	Reduction and Cancellation of Total Commitments.

(a)	Upon not less than fifteen (15) Business Days written notice to the Agent, the Borrower may, without premium or penalty, irrevocably reduce any unused Commitment in whole or in part.

(b)	Any portion of the Total Commitments not disbursed to the Borrower shall be cancelled and terminated automatically on the expiration of the Availability Period.

(c)	Any partial cancellation shall be applied against Commitments of each Lender pro rata to reduce future scheduled repayments and the

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commitment fee referred to in Clause 21.1(b) on such cancelled portion of the Commitments shall cease to accrue.

3.	POSITION OF THE LENDERS

3.1	Interests Several. The rights of the Lenders under this Agreement are several.

3.2
Individual Right of Action. Each Lender shall be entitled to sue for any amount which has become due and payable by a Security Party to it under this Agreement without joining the Agent, the Security Trustee or any other Lender as additional parties in the proceedings.

3.3
Proceedings Requiring Required Lender Consent. Except as provided in Clause 3.2, no Lender may commence proceedings against any Security Party in connection with a Finance Document without the prior consent of the Required Lenders.

3.4	Obligations Several. The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	the Borrower, any other Security Party or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document, and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement.

3.5	Replacement of a Lender.

(a)	If at any time during the term of the Loan when there are two or more Lenders:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below);

(ii)
the Borrower or any other Security Party becomes obliged in the absence of an Event of Default to repay any amount in accordance with Clause 24 or to pay additional amounts pursuant to Clause 23 or Clause 25 to any Lender in excess of amounts payable to other Lenders generally; or

(iii)	any Lender fails to make its portion of an Advance available pursuant to the terms of Clause 2.2, then the Borrower may, on 30 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 on the last day of an Interest Period all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution (a “Replacement Lender”) selected by the Borrower, which is acceptable to the Agent, which confirms its willingness to assume and by its execution of a Transfer Certificate does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest and/or other quantifiable customary and actual breakage costs, for which reasonable evidence of calculation has been provided to the Borrower, and amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 3.5 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Trustee in such capacities;

(ii)	neither the Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender but nothing contained herein shall preclude them from doing so;

(iii)
in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date the Borrower notifies the Non-Consenting Lender and the Agent of its intent to replace the Non-Consenting Lender pursuant to Clause 3.5(a); and

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	For purposes of this Clause 3.5, in the event that:

(i)	the Borrower or the Agent has requested the Lenders to give a consent in relation to or to agree to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all Lenders; and

(iii)	Lenders whose Commitments aggregate more than 50.00% percent of the Total Commitments have consented to or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

4.	DRAWDOWN

4.1
Request for Advance. Subject to the following conditions, the Borrower may request an Advance to be made by delivering to the Agent a completed Drawdown Notice for such Advance not later than 11:00 a.m. (Hamburg time) three (3) Business Days prior to the intended Drawdown Date for such Advance.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(f)	the Drawdown Date must be a Business Day during the Availability Period;

(g)
the owner of the Collateral Vessel to which the Advance relates shall be a Guarantor under this Agreement or the Borrower shall have caused such owner to deliver to the Agent a duly completed Guarantor Joinder Agreement on or before delivery of the Drawdown Notice;

(h)	there shall be no more than one Advance in respect of a Collateral Vessel;

(i)	the amount of the requested Advance shall not exceed the lesser of (i) $21,000,000 or (ii) sixty percent (60%) of the Fair Market Value of the

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Collateral Vessel determined no earlier than thirty (30) days prior to the Drawdown Date for such Advance; and

(j)	the applicable conditions precedent stated in Clause 9 hereof shall have been satisfied or waived as provided therein.

4.3	Notification to Lenders of Receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(c)	the amount of the Advance and the Drawdown Date;

(d)	the amount of that Lender’s participation in the Advance; and

(e)	the duration of the first Interest Period.

4.4
Drawdown Notice Irrevocable. A Drawdown Notice must be signed by an officer or a duly authorized attorney-in-fact of the Borrower and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Required Lenders.

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4.5
Lenders to Make Available Contributions. Subject to the provisions of this Agreement, each Lender shall, before 10:00 a.m. (Hamburg time) on and with value on the Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender under Clause 2.2.

4.6
Disbursement of Advance. Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5 and that payment to the Borrower shall be made:

(a)	to the account which the Borrower specifies in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7
Disbursement of Advance to Third Party. The payment by the Agent under Clause 4.6 to the account of a third party designated by the Borrower in a Drawdown Notice shall constitute the making of the Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

4.8	Promissory Note.

(a)	The obligation of the Borrower to pay the principal of, and interest on, the Loan shall be evidenced by the Note, which shall be dated the Effective Date.

(b)
Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

(c)
Each Lender shall record on its internal records the amount of its participation in the relevant Advance and each payment in respect thereof, and the unpaid balance of such participation in such Advance shall, absent manifest error and to the extent not inconsistent with the notations made by the Agent on the grid attached to the Note, be as so recorded.

(d)
The failure of the Agent or any Lender to make any such notation shall not affect the obligation of the Borrower in respect of any Advance or the Loan nor affect the validity of any transfer by the Agent of the Note.

(e)
On receipt of satisfactory evidence that the Note has been lost, mutilated or destroyed and on surrender of the remnants thereof, if any, the Borrower shall promptly replace the Note, without charge to the Creditor Parties, with a similar Note. If such replacement Note replaces a lost Note it shall bear an endorsement to that effect. Any lost Note subsequently

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found shall be surrendered to the Borrower and cancelled. The Agent shall indemnify the Borrower from any losses, claims or damages resulting from the loss of such Note.

5.	INTEREST

5.1
Normal Rate of Interest. Subject to the provisions of this Agreement, the rate of interest on each Advance of the Loan in respect of an Interest Period shall be the percentage rate per annum which is the aggregate of the Margin, LIBOR and Mandatory Costs, if any, for that Interest Period.

5.2	Payment of Normal Interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

5.3
Payment of Accrued Interest. In the case of an Interest Period longer than three (3) months, accrued interest shall be paid every three (3) months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and Rates of Normal Interest. The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)
the duration of each Interest Period (as determined under Clause 6.2), as soon as reasonably practicable after each is determined (but in all cases, not later than three (3) Business Days before the start of each Interest Period.

5.5
Notice of Prepayment. If the Borrower does not agree with an interest rate notified by the Agent under Clause 5.4, the Borrower may give the Agent not less than ten (10) Business Days’ notice of its intention to prepay (without premium or penalty) the Loan at the end of the interest period set by the Agent.

5.6	Prepayment; Termination of Commitments. A notice under Clause 5.5 shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrower’s notice of intended prepayment and:

(a)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and

(b)
the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon plus any sums payable pursuant to Clause 22.1(b) at the end of the Interest Period set by the Agent.

5.7	Application of Prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

5.8	Market Disruption.

(a)
If with respect to any Interest Period the Agent determines that LIBOR is not available for such Interest Period, the Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within this Clause 5.8(a) which have caused its notice to be given and shall provide the Borrower with reasonably available details in connection with such circumstances;

(b)
After the Agent’s notice under clause 5.8(a) is served the Borrower, the Agent or the Lenders shall use reasonable commercial efforts in good faith and fair dealing, to agree, within the thirty (30) days after the date on which the Agent serves its notice under clause 5.8(a) (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders to fund or continue to fund their or its Contribution during the Interest Period concerned.

(c)	Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

(d)
If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender for each one month period, set an interest rate representing the actual cost of funding of the Lenders in Dollars of their or its Contribution plus the Margin and Mandatory Costs (if any). Such alternative pricing agreed upon pursuant to this Clause 5.8(d) shall be binding on all parties hereto. The procedure provided for by this Clause 5.8 shall be repeated if the relevant circumstances are continuing at the end of each one month period.

(e)
If the Borrower does not agree with the interest rate set by the Agent under this Clause 5.8, the Borrower may give the Agent not less than seven (7) Business Days’ notice of its intention to prepay the Loan.

(f)	A notice by the Borrower under Clause 5.8(e) shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrower’s notice of intended prepayment; and

(i)	on the date on which the Agent serves the notice, the Total Commitments shall be cancelled; and

(ii)
the Borrower shall prepay (without premium or penalty) the Loan together with accrued interest thereon plus any sums payable pursuant to Clause 22.1(b) on the last Business Day of the Interest Period set by the Agent.

6.	INTEREST PERIODS

6.1
Commencement of Interest Periods. The first Interest Period applicable to an Advance shall commence on the Drawdown Date of such Advance and shall end on the First Repayment Date for such Advance. Each subsequent Interest Period for such Advance shall commence on the expiry of the preceding Interest Period.

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6.2	Duration of Normal Interest Periods. Subject to Clauses 6.3 and 6.4, except with respect to the first Interest Period of each Advance provided for in Clause 6.1, each Interest Period shall be:

(d)	three (3) months; or

(e)	such other period as the Agent may, with the authorization of all Lenders, agree with the Borrower; and

(f)	on the date of expiry of the preceding Interest Period, all previous Advances not previously consolidated shall be consolidated for the purpose of setting future Interest Periods.

6.3	Duration of Interest Periods for Repayment Installments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4
Non-availability of Matching Deposits for Interest Period Selected. If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than three (3) months, any Lender notifies the Agent by 11:00 a.m. (Hamburg time) on the Business Day following the Business Day on which the Agent provided notification pursuant to Clause 5.4 that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London interbank market when the Interest Period commences, the Interest Period shall be three (3) months.

7.	DEFAULT INTEREST

7.1
Payment of Default Interest on Overdue Amounts. A Security Party shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by such Security Party under any Finance Document which the Agent, the Security Trustee or any other designated payee does not receive on or before the relevant date, that is:

(g)	the date on which the Finance Documents provide that such amount is due for payment; or

(h)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(i)	if such amount has become immediately due and payable under Clause 20.4, the date on which it became immediately due and payable.

7.2
Default Rate of Interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be two percent (2%) above:

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(c)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(d)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(c)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period); and

(d)	the Margin plus, in respect of successive periods of any duration (including at call) up to three (3) months which the Agent may, with the consent of the Required Lenders, select from time to time:

(i)	LIBOR; or

(ii)
if the Agent determines that Dollar deposits for any such period are not being made available by leading banks in the London interbank market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the actual cost of funds to the Lenders from such other sources as the Agent may from time to time reasonably determine.

7.4
Notification of Interest Periods and Default Rates. The Agent shall promptly notify the Lenders and each relevant Security Party of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that such Security Party is liable to pay such interest only with effect from the date of the Agent’s notification.

7.5
Payment of Accrued Default Interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

8.	REPAYMENT AND PREPAYMENT

8.1
Amount of Repayment Installments. Subject to the provisions of Clause 8.9, the Borrower shall repay each Advance of the Loan by consecutive quarterly installments equal to 1/59.2th (one fifty ninth point two) of the original amount of such Advance, together with a balloon payment in the amount of the outstanding principal balance of such Advance (the “Balloon Installment”) payable concurrently with the last repayment installment on the Maturity Date.

Confidential

8.2
Repayment Dates. The first repayment installment for an Advance shall be paid on the Quarterly Payment Date immediately following the Drawdown Date of such Advance (in relation to each Advance, a “First Repayment Date”). Each subsequent installment for such Advance shall be paid on each subsequent Quarterly Payment Date, and the last installment together with the Balloon Installment shall be paid on the Maturity Date for such Advance all as set forth in Schedule 7.

8.3
Maturity Date. On the Maturity Date for an Advance, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document with respect to such Advance and on the Maturity Date for the last Advance to be repaid, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4
Voluntary Prepayment. Subject to the following conditions, the Borrower may prepay the whole or any part of an Advance of the Loan at any time without premium or penalty, provided that in the event that such prepayment occurs at any time other than on the last day of an Interest Period applicable thereto, it will be subject to payment by the Borrower of breakage costs.

8.5	Conditions for Voluntary Prepayment. The conditions referred to in Clause 8.4 are that:

(g)
a partial prepayment shall be at least equal to the Base Prepayment Amount or such higher amount which shall be equal to the Base Prepayment Amount plus an integral multiple of $1,000,000 (or such lesser amount acceptable to the Agent);

(h)
the Agent has received from the Borrower at least fifteen (15) Business Days’ prior written notice specifying the amount to be prepaid for such Advance and the date on which the prepayment is to be made; and

(i)	the Borrower has complied with Clause 8.12 on or prior to the date of prepayment.

8.6
Effect of Notice of Prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorization of the Required Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7
Notification of Notice of Prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.5(b).

8.8	Application of Partial Prepayment. Each partial prepayment shall be applied pro rata against the repayment installments for the relevant Advances.

8.9
Mandatory Prepayment. If a Collateral Vessel is sold or refinanced, if a Collateral Vessel becomes a Total Loss or if a Change of Control shall occur, the Borrower shall prepay in full the Advance related to such Collateral Vessel or prepay in full the Loan in the case of a Change of Control:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Collateral Vessel to the buyer;

(b)	in the case of a refinancing, on or before the date on which the refinancing is completed;

(c)
in the case of a Total Loss, on the earlier of the Maturity Date, the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(d)
in the case of a Change of Control, on or before the date falling 60 days from the earlier of (i) the date the Borrower becomes aware of the Change of Control or (ii) the date on which through reasonable diligence the Borrower should have become aware of the Change of Control.

8.10	Amounts Payable on Prepayment. A voluntary prepayment under Clause 8.4 and a mandatory prepayment under Clause 8.9 shall be made together with:

(a)	accrued interest (and any other amount payable under Clause 22 or otherwise) in respect of the amount prepaid; and

(b)	if the prepayment is not made on the last day of an Interest Period, any sums payable under Clause 22.1(b), but without premium or penalty.

8.11	No Reborrowing. No amount prepaid may be reborrowed.

Confidential

8.12
Release of Borrower and/or Collateral Vessel Owning Guarantor. Upon the full prepayment or repayment of an Advance or the voluntary cancellation of all Commitments relating to an Advance pursuant to the terms of this Agreement, the Creditor Parties agree, at the expense of the Borrower, to execute all such documents as Borrower may reasonably require to discharge the Finance Documents relating to (i) the Borrower but only to the extent of such Advance; and (ii) the Guarantor and its Collateral Vessel to which such Advance relates and such Guarantor shall be released as a Guarantor from under this Agreement and from its obligations under any other Finance Documents to which it is a party.

9.	CONDITIONS PRECEDENT

9.1	Documents, Fees and No Default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(e)	on or before the Effective Date, the Agent shall have received or is satisfied it will receive the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent;

(f)
that, on or prior to the Drawdown Date of an Advance for a Collateral Vessel but prior to the making of such Advance, (i) the Agent shall have received or is satisfied that it will receive on the making of such Advance the documents described in Part B of Schedule 4 in form and substance satisfactory to it and (ii) the Agent shall have confirmed that the amount of the Advance requested complies with the requirements of Clause 2.1;

(g)
that, on or before the service of the first Drawdown Notice, the Agent shall have received any accrued commitment fee payable pursuant to Clause 21.1and has received payment of the expenses referred to in Clause 21.2; and

(h)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)
no Event of Default or event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default has occurred and is continuing or would result from the borrowing of such Advance;

(ii)
the representations and warranties in Clause 10 and those of the Borrower or any other Security Party which are set out in the other Finance Documents (other than those relating to a specific date) would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing, provided that the requirements of this Clause 9.1(d)(ii) shall apply in respect of the representations and warranties in Clause 10.23 only as of the date of the Drawdown Notice and the Drawdown Date of the relevant Collateral Vessel;

(iii)	none of the circumstances contemplated by Clause 5.8 has occurred and is continuing, unless the Agent is satisfied that an alternate rate of interest can be set pursuant to Clause 5.8;

(iv)	there has been no material adverse change in the consolidated financial condition, operations or business prospects of the Borrower since December 31, 2013;

(v)	there has been no Change of Control; and

(vi)
there is no judgment, order, injunction or other restraint issued in connection with any legal or administration action prohibiting or imposing any material adverse conditions with respect to the performance by any party of its obligation under any of the Finance Documents or the transactions provided for in the Finance Documents.

(i)
that, on the date of the Drawdown Notice for each Advance after the initial Advance if the Security Maintenance Cover Ratio were applied immediately following the making of such Advance, the Borrower would not be required to provide additional Collateral or prepay part of the Loan under Clause 15; and

(j)
that the Agent has received, and found to be reasonably acceptable to it and in full force and effect, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorization of all of the Lenders, reasonably request by notice to the Borrower prior to the Drawdown Date.

9.2	Waiver of Conditions Precedent. Notwithstanding anything in Clause 9.1 to the contrary:

(a)
if the Agent, with the consent of all Lenders, permits an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that such conditions are satisfied within ten (10) Business Days after such Drawdown Date (or such longer period as the Agent may specify).

(b)	each Advance may be borrowed before the applicable conditions set forth in Clause 9.1 are satisfied and:

(i)
each Lender agrees to fund its Contribution on the Drawdown Date requested by the Borrower, which day shall not be more than three (3) Business Days prior to the date of the scheduled acquisition and delivery of such Collateral Vessel (such date, the “Delivery Date”); and

(ii)
the Agent shall on the date on which such Advance is funded (or as soon thereafter as practicable) (A) preposition an amount equal to the aggregate principal amount of such Advance at the bank or financial institution designated by the builder in the relevant Contract (“Builder’s Bank”), which funds shall be held at Builder’s Bank in the name and under the sole control of the Agent or one of its Affiliates and (B) issue a SWIFT MT 199 or other similar communication (each such communication, a “Disbursement Authorization”) authorizing the release of such funds by the Builder’s Bank on the relevant Delivery Date upon receipt of a protocol of delivery and acceptance in respect of such Collateral Vessel duly executed by the builder and the relevant Guarantor and countersigned by a representative of the Agent;

provided, that if delivery of such Collateral Vessel does not occur within five (5) Business Days after the scheduled Delivery Date, the funds held at the Builder’s Bank shall be released to the Agent for further disbursement to the Lenders.
For the avoidance of doubt, the parties hereto acknowledge and agree that:
(1)    the date on which the Lenders fund such Advance constitutes the Drawdown Date in respect of such Advance and all interest and fees thereon shall accrue from such date;
(2)    the Agent and the Lenders suspend fulfillment of the conditions precedent set forth in Schedule 4, Part B, Paragraphs 4 (except subclause (c)), 6, 8 (only with respect to the Mortgage as all other Finance Documents referred to in Paragraph 8 shall be executed, undated and delivered to Security Trustee), 9, 10, 11 and 16 solely for the period on and between such Drawdown Date and the relevant Delivery Date);
(3)    from the date the proceeds of the Advance are deposited at the Builder’s Bank to the Delivery Date (or, if delivery of such Collateral Vessel does not occur within the time prescribed in the Disbursement Authorization, the date on which the funds are returned to the Agent for further distribution to the Lenders), the Borrower shall be entitled to interest on such Advance at the applicable rate, if any, paid by the Builder’s Bank for such deposited funds;
(4)    if such Collateral Vessel is not delivered within the time prescribed in the Disbursement Authorization and the proceeds of such Advance are returned to the Agent and distributed to the Lenders, (i) the Borrower shall pay all accrued interest and fees in respect of such returned proceeds on the date such proceeds are returned to the Agent and (ii) the relevant available Commitment will be increased by an amount equal to the aggregate principal amount of the Loan proceeds so returned; and
(5)    if such Collateral Vessel is not delivered within the time prescribed in the Disbursement Authorization and the proceeds of such Advance are returned to the Agent, the Borrower shall pay breakage cost in accordance with Clause 22.1(b) on the returned proceeds of such Advance.

10.	REPRESENTATIONS AND WARRANTIES

10.1	General. The Borrower and each of the Guarantors jointly and severally represent and warrant to each Creditor Party as of the Effective Date and each Drawdown Date as follows.

10.2	Status. Each Security Party is:

(f)	duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation; and

(g)
duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where, in each case, the failure to so qualify or be licensed and be in good standing could not reasonably be expected to have a material adverse effect on its business, assets or financial condition or which may affect the legality, validity, binding effect or enforceability of the Finance Documents, and there are no proceedings or actions pending or contemplated by any Security Party, or to the knowledge of the Borrower or any of the Guarantors contemplated by any third party, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property.

10.3	Company Power; Consents. Each Security Party has the capacity and has taken all action, and no consent of any person is required, for:

(j)	it to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(k)	it to execute each Finance Document to which it is or is to become a party;

(l)	it to purchase and pay for the Collateral Vessel to be acquired by it and register such Collateral Vessel in its name under an Approved Flag;

(m)	it to comply with its obligations under each Finance Document to which it is or is to become a party;

(n)	it to grant the Security Interests granted or to be granted by it pursuant to the Finance Documents to which it is or is to become a party;

(o)	the perfection or maintenance of the Security Interests created by the Finance Documents (including the first priority nature thereof); and

(p)
the exercise by any Creditor Party of their rights under any of the Finance Documents or the remedies in respect of the Collateral pursuant to the Finance Documents to which it is or is to become a party, except, in each case, for consents which have been duly obtained, taken, given or made and are in full force and effect.

10.4	Consents in Force. All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Title.

(a)
Each Security Party owns in the case of owned personal property, good and valid title to, or, in the case of leased personal property, valid and enforceable leasehold interests in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Security Interests or claims, except for Permitted Security Interests.

(b)
Each Security Party has not created nor is it contractually bound to create any Security Interest on or with respect to any of its assets, properties, rights or revenues, except for Permitted Security Interests, and except as provided in this Agreement each Guarantor is not restricted by contract, applicable law or regulation or otherwise from creating Security Interests on any of its assets, properties, rights or revenues.

(c)
Each Guarantor has received (or will receive on the date it takes delivery of the Collateral Vessel to be owned by it) all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected (or will duly effect on the date it takes delivery of the Collateral Vessel to be owned by it) all recordings, filings and other actions necessary to establish, protect and perfect such Guarantor’s right, title and interest in and to the Collateral Vessel owned or to be owned by it and other properties and assets (or arrangements, for such recordings, filings and other actions shall have been made).

10.6	Legal Validity; Effective Security Interests. Subject to any relevant insolvency laws affecting creditors’ rights generally:

(a)
the Finance Documents to which each Security Party is a party, constitute or, as the case may be, will constitute upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), such Security Party’s legal, valid and binding obligations enforceable against it in accordance with their respective terms; and

(b)
the Finance Documents to which each Security Party is a party, create or, as the case may be, will create upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate.

10.7	No Third Party Security Interests. Without limiting the generality of Clauses 10.5 and 10.6, at the time of the execution and delivery of each Finance Document:

(e)	the relevant Security Party will have the right to create all the Security Interests which that Finance Document purports to create; and

(f)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No Conflicts. The execution of each Finance Document, the borrowing of each Advance, and compliance with each Finance Document, will not involve or lead to a contravention of:

(c)	any present law or regulation applicable to the relevant Security Party;

(d)	the constitutional documents of any Security Party; or

(e)	any contractual or other obligation or restriction which is binding on any Security Party or any of its assets.

10.9	Taxes.

(a)
All payments which a Security Party is liable to make under the Finance Documents to which it is a party can properly be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

(b)
Each Security Party has timely filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file in any Pertinent Jurisdiction, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable in any Pertinent Jurisdiction, other than taxes and charges:

(i)
which (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and as to which such failure to have paid such tax does not create any risk of sale, forfeiture, loss, confiscation or seizure of the Collateral Vessel or of criminal liability; or

(ii)	the non-payment of which could not reasonably be expected to have a material adverse effect on the financial condition of such Security Party.
The charges, accruals, and reserves on the books of each Security Party respecting taxes are adequate in accordance with US GAAP.

(c)
No material claim for any tax has been asserted in writing against a Security Party by any Pertinent Jurisdiction or other taxing authority other than claims that are included in the liabilities for taxes in the most recent balance sheet of such person or disclosed in the notes thereto, if any.

(d)
The execution, delivery, filing and registration or recording (if applicable) of the Finance Documents and the consummation of the transactions contemplated thereby will not cause any of the Creditor Parties to be required to make any registration with, give any notice to, obtain any license, permit or other authorization from, or file any declaration, return, report or other document with any governmental authority in any Pertinent Jurisdiction.

(e)
No taxes are required by any governmental authority in any Pertinent Jurisdiction to be paid with respect to or in connection with the execution, delivery, filing, recording, performance or enforcement of any Finance Document.

(f)
The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be deemed to be resident, domiciled or carrying on business in any Pertinent Jurisdiction of any Security Party or subject to taxation under any law or regulation of any governmental authority in any Pertinent Jurisdiction of any Security Party.

(g)
Other than the recording of the Mortgages in accordance with the laws of the Approved Flag and such filings as may be required in a Pertinent Jurisdiction in respect of certain of the Finance Documents, and the payment of fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Agreement or any of the other Finance Documents.

10.10
No Default. No Event of Default or event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default has occurred or would result from the borrowing of the Advance and no other circumstances exist which constitute or (with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing) would constitute a default under any document which is binding on a Security Party or any of its assets and which may have a Material Adverse Effect on the ability of a Security Party to perform its obligations under the Finance Documents to which it is or is to be a party.

10.11	Information. All financial statements, information and other data furnished by or on behalf of a Security Party to any of the Creditor Parties:

(a)	was true, accurate and complete in all material respects at the time it was given;

(b)
such financial statements, if any, have been prepared in accordance with US GAAP and accurately and fairly represent the financial condition of such Security Party as of the date or respective dates thereof and the results of operations of such Security Party for the period or respective periods covered by such financial statements;

(c)	there are no other facts or matters the omission of which would have made or make any such information false or misleading;

(d)
there has been no material adverse change in the financial condition, operations or business prospects of any Security Party since the date on which such information was provided other than as previously disclosed to the Agent in writing which might reasonably be expected to have a Material Adverse Effect; and

(e)
none of the Security Parties has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

10.12
No Litigation. No legal or administrative action involving a Security Party (including any action relating to any alleged or actual breach of the ISM Code, the ISPS Code or any Environmental Law) has been commenced or taken by any person, or, to the Borrower’s or any Guarantor’s knowledge, has been threatened which, in either case, if adversely determined, would be reasonably expected to have a material adverse effect on the business, assets or financial condition of a Security Party or which may affect the legality, validity, binding effect or enforceability of the Finance Documents.

10.13
ISM Code and ISPS Code Compliance. The relevant Guarantor has obtained or will obtain or will cause to be obtained all necessary ISM Code Documentation and ISPS Code Documentation in connection with the Collateral Vessel to be owned by it and its operation and will be or will cause such Collateral Vessel and the Approved Manager to be in full compliance with the ISM Code and the ISPS Code to the extent applicable.

10.14
No Rebates, etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to any Borrower, Guarantor, any Affiliate of the Borrower, or any third party in connection with the acquisition of any of the Collateral Vessels except as disclosed in the public filings of the Borrower or as otherwise disclosed to the Agent in writing.

10.15
Compliance with Law; Environmentally Sensitive Material. Except to the extent the following could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of any Security Party, or affect the legality, validity, binding effect or enforceability of the Finance Documents:

(a)
the operations and properties of each Security Party complies with all applicable laws and regulations, including without limitation Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of such Security Party and each Security Party is in compliance in all material respects with all such Environmental Permits; and

(b)
none of the Security Parties has been notified in writing by any person that it or any of its subsidiaries or Affiliates is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to treatment, storage, disposal or transportation of such Environmentally Sensitive Material.

10.16	Ownership Structure.

(a)	Each of the Guarantors has no subsidiaries.

(b)
100% of the Equity Interests of each of the Guarantors have been validly issued, is fully paid, non-assessable and free and clear of all Security Interests other than Permitted Security Interests and are owned beneficially and directly of record by the Borrower.

(c)
None of the Equity Interests of any of the Guarantors is subject to any existing option, warrant, call, right, commitment or other agreement of any character to which such Guarantor is a party requiring, and there are no Equity Interests of such Guarantor outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional Equity Interests of such Guarantor or other Equity Interests convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Interests of such Guarantor.

10.17	Pension Plans.

(a)	On the Effective Date, no Security Party is a party to any Plan or Multiemployer Plan or Foreign Pension Plan.

(b)
The execution and delivery of this Agreement and the consummation of the transaction hereunder will not constitute a non-exempt “prohibited transaction” for the purpose of Section 406 of ERISA or Section 4975 of the Code.

(c)	No ERISA Termination Event has occurred.

(d)	No ERISA Funding Event exists or has occurred.

10.18
Margin Stock. None of the Borrower and the Guarantors is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock.

10.19	Investment Company, Public Utility, etc. The Borrower and each of the Guarantors is not:

(a)
an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended; or

(b)	a “public utility” within the meaning of the United States Federal Power Act of 1920, as amended.

10.20	Asset Control.

(a)
Neither the Borrower nor any of the Guarantors (nor any of their subsidiaries, directors, officers, or, to the best of their knowledge, any of their affiliates or employees) (a) is a “national” of any “designated foreign country”, within the meaning of the Foreign Assets Control Regulations or the Cuban Asset Control Regulations of the United States Department of the Treasury, 31 C.F.R., Subtitle B, Chapter V, as amended , (b) is a Restricted Party, (c) is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Party, (d) owns or controls a Restricted Party, (e) is subject to any claim, proceedings, formal notice or investigation with respect to Sanctions or (f) has taken any action resulting in a violation by such person of Sanctions.

(b)
Neither the making of an Advance nor the use of the proceeds thereof nor the performance by the Borrower or any of the Guarantors of its obligations under any of the Finance Documents to which it is a party violates any law, regulation or Executive Order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

(c)
Neither the making of an Advance nor the use of the proceeds thereof nor the performance by the Borrower or any of the Guarantors of its obligations under any of the Finance Documents to which it is a party violates any Sanctions, or shall be made available, directly or indirectly, to or for the benefit of a Restricted Party or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

10.21
No Money Laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of an Advance, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms that:

(a)	it is acting for its own account;

(b)	it will use the proceeds of an Advance for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and

(c)
the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council) and comparable United States federal and state laws, including without limitation the PATRIOT Act and the Bank Secrecy Act, or comparable United Nations or European Union legislation.

10.22
Anti-bribery, anti-corruption and anti-money laundering. Neither the Borrower nor any of the Guarantors (nor any of their subsidiaries, directors, officers, or, to the best of their knowledge, any of their affiliates or employees) has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and the Borrower and the Guarantors have instituted and maintain policies and procedures designated to prevent violation of such laws, regulations and rules.

10.23	Collateral Vessels. As of the Delivery Date of the relevant Collateral Vessel, such Collateral Vessel will be:

(a)
in the sole and absolute ownership of the relevant Guarantor and duly registered in such Guarantor’s name under the law of an Approved Flag, and unencumbered save and except for the Mortgage thereon in favor of the Security Trustee recorded or to be recorded against it and as permitted thereby;

(b)	seaworthy for hull and machinery insurance warranty purposes and in every way fit for its intended service; and

(c)	insured in accordance with the provisions of this Agreement and the requirements hereof in respect of such Insurances will have been complied with.

10.24
Place of Business. For purposes of the UCC, each Security Party has only one place of business located at, or, if it has more than one place of business, the chief executive office from which it manages the main part of its business operations and conducts its affairs is located at:

9, Boulevard Charles III
Monaco 98000
None of the Security Parties has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America, other than its representative office at:
150 East 58th Street
New York, New York 10155

10.25	Solvency. In the case of the Borrower and each of the Guarantors:

(a)	the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with US GAAP, contingent liabilities;

(b)
the present fair market saleable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with US GAAP, contingent liabilities, as they mature;

(c)	it does not and will not have unreasonably small working capital with which to continue its business; and

(d)	it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature.

10.26
Borrower’s Business; Guarantors’ Business. From the date of its incorporation until the date hereof, neither the Borrower nor any of the Guarantors have conducted any business other than in connection with, or for the purpose of, owning, managing, chartering and/or operating the Collateral Vessels and other vessels owned or chartered by the Borrower’s subsidiaries and, in the case of the Borrower, owning the Equity Interest in the Guarantors and its other subsidiaries.

10.27	Immunity; Enforcement; Submission to Jurisdiction; Choice of Law.

(a)
Each Security Party is subject to civil and commercial law with respect to its obligations under the Finance Documents, and the execution, delivery and performance by each Security Party of the Finance Documents to which it is a party constitute private and commercial acts rather than public or governmental acts.

(b)
No Security Party or any of its properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process in relation to any Finance Document.

(c)
It is not necessary under the laws of any Security Party’s jurisdiction of incorporation or formation, in order to enable any Creditor Party to enforce its rights under any Finance Document or by reason of the execution of any Finance Document or the performance by the any Security Party of its obligations under any Finance Document, that such Creditor Party should be licensed, qualified or otherwise entitled to carry on business in such Security Party’s jurisdiction of incorporation or formation.

(d)
None of the Creditor Parties will be deemed to be resident, domiciled or carrying on business in any Security Party’s jurisdiction of incorporation or formation by reason only of the execution, performance and/or enforcement of any Finance Document.

(e)
Under the law of each Security Party’s jurisdiction of incorporation or formation, the choice of the law of New York to govern this Agreement and the other Finance Documents to which New York law is applicable is valid and binding.

(f)
The submission by the Security Parties to the jurisdiction of the courts of New York State and the U.S. Federal court sitting in New York County pursuant to Clause 32.2(a) is valid and binding and not subject to revocation, and service of process effected in the manner set forth in Clause 32.2(d) will be effective to confer personal jurisdiction over the Security Parties in such courts.

10.28
Status of Secured Liabilities. The Secured Liabilities constitute direct, unconditional and general obligations of each Security Party and rank (a) senior to all subordinated Financial Indebtedness and (b) not less than pari passu (as to priority of payment and as to security) with all other Financial Indebtedness of each Security Party except for obligations mandatorily preferred by law.

11.	GENERAL AFFIRMATIVE AND NEGATIVE COVENANTS

11.1
Affirmative Covenants. From the Effective Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 11.1, except as the Agent, with the consent of the Required Lenders, may approve from time to time in writing such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that such consent and approval shall be subject always to Clauses 28.1 and 28.2 of this Agreement:

(h)	Performance of Obligations. Each Security Party shall duly observe and perform its obligations under each Charter and each Finance Document to which it is or is to become a party.

(i)	Notification of Defaults (etc.). The Borrower and each of the Guarantors shall promptly notify the Agent, upon becoming aware of the same, of:

(iii)
the occurrence of an Event of Default or event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or any other event (including any litigation) which is reasonably likely to have a Material Adverse Effect together with the steps, if any, being taken by the Borrower and the relevant Guarantor; if any, to remedy such occurrence;

(iv)	any material breach by any party to a Charter; and

(v)	any damage or injury caused by or to a Collateral Vessel requiring repairs the cost of which exceeds $2,500,000.

(j)
Confirmation of No Default. The Borrower will, within two (2) Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by an officer of the Borrower and which states that:

(i)	no Event of Default or event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default has occurred and is continuing; or

(ii)	no Event of Default has occurred and is continuing, except for a specified event or matter, of which all material details are given.
The Agent may serve requests under this Clause 11.1(c) from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 33% of the Loan or (if no Advances have been made) Commitments exceeding 33% of the Total Commitments, and this Clause 11.1(c) does not affect the Borrower’s obligations under Clause 11.1(b).

(k)
Notification of Litigation. The Borrower will provide the Agent with relevant details of any legal or administrative action involving the Borrower, any other Security Party or any Collateral Vessel, the Earnings or the Insurances as soon as the Borrower becomes aware that such action is instituted, unless it is likely that the legal or administrative action cannot be considered material in the context of any Finance Document.

(l)	Provision of Further Information. The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

(i)	the Borrower or any of the Guarantors or any of their respective subsidiaries; or

(ii)	any other matter relevant to, or to any provision of, a Finance Document, which may be requested by the Agent.

(m)
Books of Record and Account. The Borrower and each of the Guarantors shall keep proper books of record and account, in which full and materially correct entries shall be made of all financial transactions and the assets and business of each of the Borrower and the Guarantors in accordance with US GAAP, and the Agent shall have the right to examine the books and records of the Borrower and each of the Guarantors wherever the same may be kept from time to time as it sees fit, in its sole reasonable discretion, or to cause an examination to be made by a firm of accountants selected by it, provided that any examination shall be done without undue interference with the day to day business of the Borrower or any of the Guarantors, as the case may be.

(n)	Financial Reports.
The Borrower shall furnish to the Agent:
(i)    as soon as reasonably practicable and in any event within 60 days after the end of each of the first three fiscal quarters in each Fiscal Year and within 90 days after the end of the final fiscal quarter in each Fiscal Year, quarterly reports on Form 6-K (or any successor form) containing unaudited consolidated financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flow) for and as of the end of such fiscal quarter (with comparable financial statements for the corresponding fiscal quarter of the immediately preceding Fiscal Year) together with a Compliance Certificate;
(ii)    as soon as reasonably practicable and in any event within 120 days after the end of each Fiscal Year, an annual report on Form 20-F (or any successor form) containing the audited consolidated financial and other information required to be contained therein for such Fiscal Year together with a Compliance Certificate;
(iii)    at or prior to such times as would be required to be filed or furnished to the SEC all such other reports and information that the Borrower is required to file or furnish to the SEC under Sections 13(a) or 15(d) of the Exchange Act;
(iv)    as soon as reasonably practicable and in any event within 90 days after the end of each Fiscal Year, cash flow projections (including a statement of profit and loss, balance sheet and statement of cash flows for the Borrower and its subsidiaries (on a consolidated basis) for the following four calendar years; and
(v)    such other financial statements (including without limitation details of all off-balance sheet and time charter hire commitments), annual budgets, statements of profit and loss, balance sheets, statements of cash flows, projections and compliance certificates together with quarterly reports and cash flow projections as may be reasonably requested by the Agent for the Borrower and/or any of its subsidiaries (including any Guarantor), each to be in such form as the Agent may reasonably request, provided that to the extent that the Borrower ceases to qualify as a “foreign private issuer” within the meaning of the Exchange Act, the Borrower will furnish to the Agent all reports and other information that it would be required to file with (or furnish to) the Commission pursuant Sections 13(a) or 15(d) of the Exchange Act if it were required to file such documents under the Exchange Act as follows:

(1)
if the Borrower is then subject to Sections 13(a) or 15(d) of the Exchange Act, within 30 days of the respective dates on which the Borrower is required to file such documents pursuant to the Exchange Act; or

(2)	if the Borrower is not then subject to Sections 13(a) or 15(d) under the Exchange Act, the applicable time periods described above with respect to quarterly, annual and other reports and information.
Notwithstanding the foregoing, the Borrower will be deemed to have furnished to the Agent such reports and information referred to above if the Borrower has filed such reports and information with the Commission via the EDGAR system (or any successor system) and such reports and information are publicly available.

(o)	Appraisals of Fair Market Value. The Borrower shall procure and deliver to the Agent two written appraisal reports setting forth the Fair Market Value of each of the Collateral Vessels as follows:

(i)
at the Borrower’s expense, for inclusion with each Compliance Certificate required to be delivered together with the second quarterly and annual financial statements that the Borrower delivers under Clause 11.1(g)(ii)(A) and (B); and

(ii)
at the Lenders’ expense, at all other times upon the request of the Agent or the Required Lenders, unless an Event of Default has occurred and is continuing, in which case the Borrower shall procure it at its expense as often as requested.

provided that, if the two appraisals differs by more than 10% of the higher appraisal, the Agent shall appoint a third Approved Broker to submit an appraisal report at Borrower’s cost and the Fair Market Value shall then be the arithmetic mean of the valuations obtained from the three Approved Brokers.

(p)
Taxes. Each Security Party shall prepare and timely file all tax returns required to be filed by it and pay and discharge all taxes imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a Security Interest upon the Collateral or any part thereof, except in each case, for any such taxes (i) as are being contested in good faith by appropriate proceedings, (ii) as to which such failure to have paid does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Collateral Vessel or criminal liability, or (iii) the failure of which to pay or discharge would not be likely to have a material adverse effect on the business, assets or financial condition of any of the Borrower or any other Security Party or to affect the legality, validity, binding effect or enforceability of the Finance Documents.

(q)
Consents. Each Security Party shall obtain or cause to be obtained, maintain in full force and effect and comply with the conditions and restrictions (if any) imposed in connection with, every consent and do all other acts and things which may from time to time be necessary or required for the continued due performance of all of its obligations under any Charter and each Finance Document to which it is or is to become a party, and shall deliver a copy of all such consents to the Agent promptly upon its request.

(r)
Compliance with Applicable Law. Each Security Party shall comply in all material respects with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations now in force or hereafter enacted, including, without limitation, all Environmental Laws and regulations relating thereto, the failure to comply with which would be likely to have a material adverse effect on the financial condition of such Security Party or affect the legality, validity, binding effect or enforceability of any Charter and each Finance Document to which it is or is to become a party.

(s)
Existence. Each Security Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence in good standing under the laws of its jurisdiction of incorporation or formation.

(t)	Borrower and Guarantors’ Business.

(i)
The Borrower shall conduct business in connection with, or for the purpose of, managing, chartering and operating the Collateral Vessels and other vessels and directly or indirectly owning the Equity Interest of each of the Guarantors and other vessel owning companies, provided, however, that the business of the Borrower and its subsidiaries shall be limited to maritime and/or logistics; and

(ii)	Each Guarantor shall conduct business only in connection with, or for the purpose of, owning, managing, chartering and operating the Collateral Vessel owned by it in the dry bulk shipping business.

(u)
Properties. Except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of a Security Party or affect the legality, validity, binding effect or enforceability of the Finance Documents, each Security Party shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(v)	Loan Proceeds. The Borrower shall use the proceeds of each Advance solely to partially finance the payment of the acquisition cost for a Collateral Vessel.

(w)
Change of Place of Business. Each Security Party shall notify promptly the Agent of any change in the location of the place of business where it or any other Security Party conducts its affairs and keeps its records.

(x)
Pollution Liability. Each Security Party shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of pollution incidents or as may be reasonably required to protect the interests of the Creditor Parties with respect thereto.

(y)
Subordination of Loans. Each Security Party shall cause all loans made to it by any Affiliate, parent or subsidiary and all sums and other obligations (financial or otherwise) owed by it to any Affiliate, parent or subsidiary to be fully and unconditionally subordinated to all Secured Liabilities.

(z)	OFAC; Money Laundering; CISADA. Each Security Party shall to the best of its knowledge and ability:

(i)	ensure that no person who owns a controlling interest in or otherwise controls the Borrower, the Guarantors or any parent or subsidiary thereof is a Restricted Party;

(ii)
comply, and cause each of their subsidiaries to comply, with any applicable law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council) and comparable United States federal and state laws, including without limitation the PATRIOT Act and the Bank Secrecy Act, or comparable United Nations or European Union legislation;

(iii)
not use or permit the use of the proceeds of any Advance to violate any Sanctions, or be made available, directly or indirectly, to or for the benefit of a Restricted Party or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions; and

(iv)
not knowingly permit or authorize and shall to the best of its abilities prevent any of the Collateral Vessels being used directly or indirectly by or for the benefit of any Restricted Party and/or in any trade which will expose any of the Collateral Vessels, any Security Party or the insurers of any of the Collateral Vessels to enforcement proceedings or any other consequences whatsoever arising from Sanctions.

provided, however, to the extent a Creditor Party resident in Germany (“Inländer”) within the meaning of Section 2, Paragraph 15 of the German foreign trade and payments act referred to as Auβenwirtschaftsgesetz (“AWG”) and therefore subject to Section 7 of the German foreign trade ordinance (Auβenwirtschaftsverordnung “AWV”) would not be permitted to make a representation or grant an undertaking that is made or is to be made or granted or is to be granted by a Security Party with respect to OFAC, CISADA or any other sanctions contemplated in this Agreement, then such Creditor Party shall not, in the event of a breach by such Security Party of any such representation or undertaking, be entitled to invoke or declare an Event of Default under this Agreement or vote in favor of a cancellation of the Total Commitment and immediate repayment of the Loan in accordance with Clause 24.3; and provided, further, that the representations made by any Security Party in Clause 10.20 of this Agreement and the undertakings made by any Security Party in this Clause 11.1(s) to any Inländer within the meaning of Section 2, Paragraph 15 of the AWG are made or granted, as the case may be, only to the extent such Creditor Party itself would be permitted to make such representations or undertakings pursuant to Section 7 of the AWV.

(aa)	ERISA. Promptly upon becoming aware of:

(i)	the occurrence of any ERISA Termination Event; or

(ii)	the occurrence or existence of any ERISA Funding Event;
the Borrower shall furnish or cause to be furnished to the Agent written notice thereof and the action, if any, which the Borrower has taken and proposes to take with respect thereto.

(bb)
Information Provided to be Accurate. All financial and other information which is provided in writing by or on behalf of any Security Party under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

(cc)
Shareholder and Creditor Notices. The Borrower and each of the Guarantors will send the Agent, at the same time as they are dispatched, copies of all communications which are dispatched to their (i) shareholders or any class of them or (ii) their creditors generally.

(dd)	Maintenance of Security Interests. The Borrower and each of the Guarantors will:

(i)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(ii)
without limiting the generality of paragraph (i), at its own cost, promptly register, file, record or enroll any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Required Lenders, is or has become reasonably necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

(ee)	“Know your customer” checks. If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of any Security Party after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower and each of the Guarantors shall promptly upon the reasonable request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (iii), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(ff)	Copies of Charters; Charter Assignment. Provided that all approvals necessary under Clause 14.13 have been previously obtained, the Borrower shall:

(i)	furnish promptly to the Agent a true and complete copy of any Charter for any Collateral Vessel and a true and complete copy of each material amendment thereof; and

(ii)
in respect of any such Charter, (a) execute and deliver to the Agent a Charter Assignment and (b) use reasonable commercial efforts to cause the charterer to execute and deliver to the Security Trustee a consent and acknowledgement to such Charter Assignment in the form required thereby.

(gg)
Further Assurances. From time to time, at its expense, the Borrower and each of the Guarantors shall duly execute and deliver to the Agent such further documents and assurances as the Agent may reasonably request to effectuate the purposes of this Agreement, the other Finance Documents or obtain the full benefit of any of the Collateral.

11.2
Negative Covenants. From the Effective Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 11.2, except as the Agent, with the consent of the Required Lenders, may approve from time to time in writing such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that such consent and approval shall be subject always to Clauses 28.1 and 28.2 of this Agreement:

(q)
Security Interests. Each of the Guarantors will not create, assume or permit to exist any Security Interest whatsoever upon any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Security Interests and the Borrower will not create, assume or permit to exist any Security Interest on the shares of each of the Guarantors, other than those in favor of the Security Trustee.

(r)
Sale of Assets; Merger. Each of the Borrower and the Guarantors shall not sell, transfer or lease (other than in connection with a Charter) all or substantially all of its properties and assets, or enter into any transaction of merger or consolidation or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), provided that any Guarantor may sell its respective Collateral Vessel pursuant to the terms and conditions of this Agreement.

(s)
Affiliate Transactions. No Security Party will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, parent or subsidiary, other than on terms and conditions substantially as favorable to such person as would be obtainable by such person at the time in a comparable arm’s-length transaction with a person other than an Affiliate, parent or subsidiary.

(t)
Change of Business. Each of the Guarantors will not change the nature of its business or commence any business other than in connection with, or for the purpose of, owning, managing, chartering and operating the Collateral Vessel to be owned by it. The Borrower will not change the nature of its business or commence any business other than in connection with, or for the purpose of, owning, managing, chartering and operating vessels and directly or indirectly owning the Equity Interests of each of the Guarantors and other subsidiaries.

(u)
Change of Control; Negative Pledge. The Borrower and each of the Guarantors will not permit any act, event or circumstance that would result in a Change of Control, and each of the Guarantors will not permit any pledge or assignment of its Equity Interests except in favor of the Security Trustee to secure the Secured Liabilities.

(v)
Increases in Capital. None of the Guarantors will increase its capital by way of the issuance of any class or series of Equity Interests or create any new class of Equity Interests that is not subject to a Security Interest to secure the Secured Liabilities.

(w)
Financial Indebtedness. None of the Guarantors shall incur any Financial Indebtedness other than (i) the Loan, (ii) Financial Indebtedness incurred in the ordinary course of business provided that such indebtedness does not give to rise to any Security Interests other than Permitted Security Interests, (iii) existing indebtedness outstanding on the date of this Agreement which is disclosed to, and acceptable to, the Required Lenders and (iv) intercompany loans and advances (which at all times shall be fully and unconditionally subordinated to all Secured Liabilities).

(x)
Dividends. So long as an Event of Default has occurred and is continuing, or if an Event of Default would result therefrom, or if the Borrower is not in compliance with any of Clauses 12.2 through and including 12.5, the Borrower and each of the Guarantors shall not declare or pay any dividends or return any capital to its equity holders or authorize or make any other distribution, payment or delivery of property or cash to its equity holders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interests (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders or set aside any funds for any of the foregoing purposes.

(y)
No Amendment to the Charters. Each of the Guarantors will not agree to any material amendment or supplement to, or waive or fail to enforce a Charter or any of its material provisions without the prior consent of the Agent acting on behalf of the Required Lenders.

(z)	No Employees; VAT group; Ordinary Course of Business.

(iii)	Each of the Guarantors shall not have any employees other than the master, the officers and the crew of the Collateral Vessel to be owned by it.

(iv)	The Guarantors shall not be or become a member of any VAT (value added tax) group.

(v)	The Guarantors shall not enter into any transaction or series of related transactions other than in the ordinary course of business.

(aa)
Loans and Investments. Except for any capital expenditures or investments related to ordinary upgrades or maintenance work of the Collateral Vessels, the Guarantors shall not make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person, whether by acquisition of Equity Interests or indebtedness, by loan, guarantee or otherwise unless (i) after giving effect to any such investment, the Guarantors are in pro forma compliance with the financial covenants in Clause 12 and (ii) no event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or Event of Default exists at the time of incurrence thereof or would result therefrom.

(bb)
Acquisition of Capital Assets. The Guarantors shall not acquire any capital assets (including any vessel other than a Collateral Vessel) by purchase, charter or otherwise, provided that for the avoidance of doubt nothing in this Clause 11.2(l) shall prevent or be deemed to prevent capital improvements being made to a Collateral Vessel.

(cc)
Changes to Fiscal Year and Accounting Policies. The Borrower and each of the Guarantors shall not (i) change its Fiscal Year without the prior written consent of the Required Lenders or (ii) make or permit any change in accounting policies affecting (a) the presentation of financial statements or (b) reporting practices, except in either case in accordance with US GAAP or pursuant to the requirements of applicable laws or regulations.

(dd)
Jurisdiction of Incorporation or Formation; Amendment of Constitutional Documents. No Security Party shall change the jurisdiction of its incorporation or formation or materially amend its constitutional documents without the prior written consent of all Lenders.

(ee)
Sale of Collateral Vessel. None of the Guarantors will consummate the sale of its Collateral Vessel without paying or causing to be paid all amounts due and owing under this Agreement or in connection therewith and the other Finance Documents prior to or simultaneously with the consummation of such sale.

(ff)
Change of Location. No Security Party shall change the location of its chief executive office or the office where its corporate records are kept or open any new office for the conduct of its business on less than thirty (30) days prior written notice to the Agent.

(gg)
Money Laundering. The Borrower and each of the Guarantors shall not contravene any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council and comparable United States federal and state laws, including without limitation the Bank Secrecy Act and the PATRIOT Act.

(hh)	Location of bank accounts. No Guarantor shall open or maintain a bank account with a bank or other financial institution other than the Account Bank.

12.	FINANCIAL COVENANTS

12.1
General. From the Effective Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 12 except as the Agent, with the consent of the Required Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld, conditioned or delayed, provided, however, that such consent and approval shall be subject always to Clauses 28.1 and 28.2 of this Agreement.

12.2	Maximum Leverage. The Borrower shall maintain a ratio of Net Debt to Consolidated Total Capitalization of not more than 0.60 to 1.00, to be tested on the last day of each fiscal quarter.

12.3
Minimum Tangible Net Worth. The Borrower shall maintain a Consolidated Tangible Net Worth of not less than $500,000,000 plus (a) 25% of the Borrower’s cumulative, positive consolidated net income for each fiscal quarter commencing on or after December 31, 2013 and (b) 50% of the value of the Equity Proceeds realized from any issuance of Equity Interest in the Borrower occurring on or after December 31, 2013.

12.4
Minimum Interest Coverage. The Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of greater than 1.00 to 1.00 for the quarter ending September 30, 2015 until and including the quarter ending December 31, 2016, greater than 2.00 to 1.00 for the quarter ending March 31, 2017 until and including the quarter ending December 31, 2017, and thereafter greater than 2.50 to 1.00. Such ratio shall be calculated quarterly on a trailing four quarter basis.

12.5
Free Liquidity. From and after the Effective Date, the Borrower shall maintain Consolidated Liquidity of not less than the greater of (i) $50,000,000, or (ii) $850,000 per vessel owned by the Borrower or any subsidiary of the Borrower. For the avoidance of doubt, Consolidated Liquidity shall include all amounts held in the Earnings Account or in any other accounts of the Borrower or its subsidiaries with any of the Lenders.

13.	MARINE INSURANCE COVENANTS

13.1
General. From the first Drawdown Date of an Advance until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, each of the Guarantors undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 13 except as the Agent, with the consent of the Required Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld, conditioned or delayed.

13.2	Maintenance of Obligatory Insurances. Each of the Guarantors shall keep the Collateral Vessel owned by it insured at its expense against:

(d)	fire and usual marine risks (including hull and machinery and excess risks);

(e)	war risks (including without limitation terrorism and piracy and war risk P&I and London blocking and trapping addendum);

(f)	protection and indemnity risks (including FD&D coverage for all periods that such Collateral Vessel operates on a time charter);

(g)
any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable in the opinion of the Security Trustee for that Guarantor to insure and which are specified by the Security Trustee by notice to the Borrower and the Guarantors.

13.3	Terms of Obligatory Insurances. The relevant Guarantor shall effect such insurances in respect of its Collateral Vessel:

(c)	in Dollars;

(d)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	110% of the Advance of the Loan applicable to such Collateral Vessel; and

(ii)	the Fair Market Value of the Collateral Vessel owned by it;
provided that not less than 80% of the insured value established pursuant to (i) or (ii) above shall be on a hull and machinery basis.

(e)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (currently 1 billion US dollars);

(f)	in relation to protection and indemnity risks in respect of the full tonnage of the Collateral Vessel owned by it;

(g)	on approved terms; and

(h)	through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity

Confidential

risks, in approved war risks and protection and indemnity risks associations that are members of the International Group of P&I Clubs.

13.4	Further Protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, each Guarantor shall procure that the obligatory Insurances effected by it shall:

(g)	subject always to paragraph (b), name such Guarantor and Approved Manager as the only named assureds unless the interest of every other named assured is limited:

(iii)	in respect of any obligatory Insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(iv)
in respect of any obligatory Insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and, where requested in writing by the Security Trustee, every other named assured has undertaken in writing to the Security Trustee (in such form as it reasonably required or, in the case of any sub-manager appointed by an Approved Manager, in a Manager’s Undertaking) that any deductible shall be apportioned between the relevant Guarantor and every other named assured in proportion to the aggregate claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(h)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(i)
to the extent permitted by the terms of the Insurances, provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever save for the deduction of unpaid

Confidential

premiums or other amounts applicable to the relevant Guarantors and the Collateral Vessels and not applicable to any other vessel or person;

(j)	provide that such obligatory insurances shall be primary without right of contribution from other Insurances which may be carried by the Security Trustee or any other Creditor Party; and

(k)	provide that the Security Trustee may make proof of loss if the relevant Guarantor fails to do so.

13.5	Renewal of Obligatory Insurances. Each of the Guarantors shall:

(f)	at least 14 days before the expiry of any obligatory Insurance:

(v)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the relevant Guarantors propose to renew that obligatory Insurance and of the proposed terms of renewal; and

(vi)	obtain the Security Trustee’s approval to the matters referred to in paragraph (i);

(g)	at least 7 days before the expiry of any obligatory Insurance, renew that obligatory Insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(h)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6
Copies of Policies; Letters of Undertaking. The Guarantors shall ensure that all approved brokers provide the Security Trustee with statements detailing the intended cover of all policies relating to the obligatory Insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(h)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in accordance with the Insurance Assignment;

(i)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(j)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory Insurances or if they cease to act as brokers;

(k)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory Insurances, in the event of their not having received notice of renewal instructions from the relevant Security Party or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(l)
in each case to the extent permitted by the terms of the Insurances, they will not set off against any sum recoverable in respect of a claim relating to the Collateral Vessel owned by such Guarantor under such obligatory Insurances any premiums or other amounts due to them or any other person in respect of any vessel other than the Collateral Vessel, to which the claim refers, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts related to vessels other than the Collateral Vessels or persons other than the Borrower, and they will not cancel such obligatory Insurances by reason of non-payment of such premiums or other amounts related to vessels other than the Collateral Vessels or persons other than the Guarantors, and will arrange for a separate policy to be issued in respect of the relevant Collateral Vessels forthwith upon being so requested by the Security Trustee.

13.7
Copies of Certificates of Entry. The relevant Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Collateral Vessel owned by it is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for the Collateral Vessel;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee;

(c)
where required to be issued under the terms of insurance/indemnity provided by the protection and indemnity association, but only if and when so requested by the Agent, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by such Guarantor in relation to that Collateral Vessel in accordance with the requirements of such protection and indemnity association; and

(d)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Collateral Vessel.

13.8
Deposit of Original Policies. The relevant Guarantor shall ensure that all policies relating to obligatory Insurances are deposited with the approved brokers through which the Insurances are effected or renewed.

13.9
Payment of Premiums. The relevant Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee; provided, however, that should the relevant Guarantor fail to pay such premiums or other sums, the Security Trustee shall have the right but not the obligation to pay such premiums or other sums as it deems advisable in its sole discretion.

13.10	Guarantees. The relevant Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11
Compliance with Terms of Insurances. The relevant Guarantor shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory Insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory Insurance repayable in whole or in part; and, in particular:

(a)
the relevant Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory Insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
the relevant Guarantor shall not make any changes relating to the classification or classification society or manager or operator of the Collateral Vessel owned by it unless approved by the underwriters of the obligatory Insurances;

(c)
the relevant Guarantor shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Collateral Vessel owned by it is entered to maintain cover for trading to the United States of America’s Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
the relevant Guarantor shall not employ the Collateral Vessel owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory Insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12
Alteration to Terms of Insurances. The relevant Guarantor shall neither make nor agree to any alteration to the terms of any obligatory Insurance nor waive any right relating to any obligatory Insurance without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed).

13.13
Settlement of Claims. The relevant Guarantor shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory Insurances.

13.14
Provision of Copies of Communications. The relevant Guarantor shall provide the Security Trustee, at the time of each such communication, copies of all written communications between such Security Party and:

(b)	the approved insurance brokers;

(c)	the approved protection and indemnity and/or war risks associations; and

(d)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	such Guarantor’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between such Guarantor and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15
Provision of Information. In addition, the relevant Guarantor shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such Insurances; and the relevant Guarantor shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16
Mortgagee’s Interest, Additional Perils and Political Risk Insurances. The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest additional perils insurance, a mortgagee’s political risks insurance and a mortgagee’s interest marine insurance in such amounts (not to exceed 110% of the Loan), on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower and each of the Guarantors shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.17
Review of Insurance Requirements. The Security Trustee may and, on instruction of the Required Lenders, shall review, at the expense of the Borrower and each of the Guarantors, the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the reasonable opinion of the Agent or the Required Lenders significant and capable of affecting the relevant Guarantor or a Collateral Vessel and its insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the relevant Guarantor may be subject.)

13.18
Modification of Insurance Requirements. The Security Trustee shall notify the Borrower and each of the Guarantors of any proposed modification under Clause 13.17 to the requirements of this Clause 13 which the Security Trustee may or, on instruction of the Required Lenders, shall reasonably consider necessary and appropriate in the circumstances and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 13 and shall bind the Borrower and each of the Guarantors accordingly.

13.19
Compliance with Instructions. The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Collateral Vessel to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the relevant Guarantor implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.18.

14.	COLLATERAL VESSEL COVENANTS

14.1
General. From the first Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 14, except as the Agent, with the consent of the Required Lenders, may approve from time to time in writing such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that such consent and approval shall be subject always to Clauses 28.1 and 28.2 of this Agreement.

14.2	Collateral Vessel’s Name and Registration. Each Guarantor shall:

(i)	keep the Collateral Vessel owned by it registered in its name under the law of an Approved Flag;

(j)	not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperiled; and

(k)	not change the name or port of registry on which its Collateral Vessel was registered when it became subject to a Mortgage.

14.3	Repair and Classification. Each Guarantor shall keep the Collateral Vessel owned by it in class with the Classification Society and in a good and safe condition and state of repair:

(l)	consistent with first-class ship ownership and management practice;

(m)	so as to maintain the highest class for such Collateral Vessel with the Classification Society, free of any overdue recommendations and conditions affecting such Collateral Vessel’s class; and

(n)
so as to comply with all laws and regulations applicable to vessels registered under the law of the Approved Flag on which such Collateral Vessel is registered or to vessels trading to any jurisdiction to which such Collateral Vessel may trade from time to time, including but not limited to the ISM Code and the ISPS Code, to the extent applicable in the discretion of the Agent.

14.4	Classification Society Instructions. The relevant Guarantor shall instruct the Classification Society referred to in Clause 14.3(b):

(i)	to send to the Agent, following receipt of a written request from the Agent, copies of all original class records held by the Classification Society in relation to its Collateral Vessel;

(j)
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Guarantor and its Collateral Vessel either (i) electronically (through the Classification Society directly or by way of indirect access via the Guarantor’s account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

(k)	following receipt of a written request from the Security Trustee:

(i)
to confirm that that Guarantor is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(ii)
if that Guarantor is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

14.5
Modification. No Guarantor shall make any modification or repairs to, or replacement of, the Collateral Vessel owned by it or equipment installed on such Collateral Vessel which would or is reasonably likely to materially negatively alter the structure, type or performance characteristics of such Collateral Vessel or materially reduce its value.

14.6
Removal of Parts. The relevant Guarantor shall not remove any material part owned by it from the Collateral Vessel owned by it, or any item of equipment owned by it installed on, that Collateral Vessel unless the part or item so removed has become obsolete or is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favor of any person other than the Security Trustee and becomes on installation on that Collateral Vessel, the property of that Security Party and subject to the security constituted by the Mortgage, provided that the relevant Guarantor may install and remove equipment owned by a third party if the equipment can be removed without material damage to the Collateral Vessel owned by it.

14.7
Surveys. The relevant Guarantor shall submit the Collateral Vessel owned by it, at its sole expense, regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, at such Guarantor’s expense, with copies of all survey reports.

14.8
Inspection. The relevant Guarantor shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose at the cost of such Guarantor) to board the Collateral Vessel owned by it up to once per year to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections provided, however, that the Security Trustee shall be entitled to inspect the Ship owned by such Guarantor at any time following a Major Casualty (a “Post Casualty Inspection”) until the Collateral Vessel is repaired and such Post Casualty Inspection shall not constitute an annual inspection as provided herein and provided, further, that the first Post Casualty Inspection for such Collateral Vessel shall be at the cost of the relevant Guarantor and any subsequent Post Casualty Inspections related to such Major Casualty conducted by the Security Trustee shall be at its cost. The Security Trustee shall use reasonable endeavors to ensure that the operation of such Collateral Vessel is not adversely affected as a result of such inspections. Notwithstanding the foregoing, at any time after an Event of Default has occurred and is continuing the Security Trustee (by surveyors or other persons appointed by it at the cost of the Borrower and the relevant Guarantor) shall have the right to board the relevant Collateral Vessel at any time or place for any purpose.

14.9	Prevention of and Release from Arrest. The relevant Guarantor shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Collateral Vessel owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of such Collateral Vessel, the Earnings or the Insurances; and

(c)	all other accounts payable whatsoever in respect of such Collateral Vessel, the Earnings or the Insurances, and, forthwith upon (and in any event, not more than 30 days after) receiving notice of the arrest of the Collateral Vessel owned by it, or of its detention in exercise or purported exercise of any lien or claim, the relevant Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with Laws etc. The relevant Guarantor shall:

(e)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other applicable laws or regulations relating to the Collateral Vessel owned by it, its ownership, operation and management or to the business of such Guarantor;

(f)
not employ the Collateral Vessel nor allow its employment in any manner contrary to any applicable law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(g)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit that Collateral Vessel to enter or trade to any zone which is declared a war zone by that Collateral Vessel’s war risks insurers unless the relevant Guarantor has (at its expense) effected any special, additional or modified insurance cover which its war risks insurers may require.

14.11	Provision of Information. The relevant Guarantor shall promptly provide the Security Trustee with any information which it requests regarding:

(c)	the Collateral Vessel owned by it, its employment, position and engagements;

(d)	the Earnings and payments and amounts due to such Collateral Vessel’s master and crew;

(e)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of such Collateral Vessel and any payments made in respect of such Collateral Vessel;

(f)	any towages and salvages;

(g)	the relevant Guarantor’s, the Approved Manager’s or the Collateral Vessel’s compliance with the ISM Code and the ISPS Code; and

(h)
the latest technical reports on such Collateral Vessel from the Approved Manager, and, upon the Security Trustee’s request, provide copies of any current charter and charter guarantee relating to the Collateral Vessel, and copies of the Guarantor’s or the Approved Manager’s Document of Compliance.

14.12	Notification of Certain Events. The relevant Guarantor shall immediately notify the Security Trustee by fax or email, confirmed forthwith by letter, of:

(d)	any casualty which is or is likely to be or to become a Major Casualty;

(e)	any occurrence as a result of which the Collateral Vessel owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(f)	any requirement or condition made by any insurer, Classification Society or by any competent authority which is not immediately complied with;

(g)
any facts or matters that such Guarantor has knowledge of or becomes aware of which may result in or have resulted in a change, suspension, discontinuance, withdrawal, or expiry of such Collateral Vessel’s class under the rules or terms and conditions of such Guarantor’s or such Collateral Vessel’s membership in the Classification Society;

(h)
any arrest or detention of the Collateral Vessel owned by it, any exercise or purported exercise of any Security Interest on that Collateral Vessel or the Earnings or any requisition of the Collateral Vessel for hire;

(i)	any intended dry docking of the Collateral Vessel owned by it;

(j)	any Environmental Claim in excess of $2,500,000 made against the relevant Guarantor or in connection with the Collateral Vessel owned by it, or any Environmental Incident in excess of $2,500,000;

(k)	any claim for breach of the ISM Code or the ISPS Code being made against the Guarantor, the Approved Manager or otherwise in connection with the Collateral Vessel; or

(l)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;
and the relevant Guarantor shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Guarantor’s, the Approved Manager’s or any other person’s response to any of those events or matters.

14.13
Restrictions on Chartering, Appointment of Managers etc. The relevant Guarantor shall not unless consented to by the Agent or in the case of any Charter, the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed):

(e)	let the Collateral Vessel owned by it on demise charter for any period;

(f)	let the Collateral Vessel owned by it on any time or consecutive voyage charter for a term which exceeds, or which by virtue of any optional extension may exceed, 18 months;

(g)	enter into any charter in relation to such Collateral Vessel under which more than two (2) months’ hire (or the equivalent) is payable in advance;

(h)	charter such Collateral Vessel otherwise than on bona fide arm’s length terms at the time when the Collateral Vessel is fixed;

(i)
appoint a manager of such Collateral Vessel other than the Approved Manager or agree to any material alteration to the material terms of the Approved Management Agreement, provided, however, that any manager so appointed including an Approved Manager appointed after the Effective Date shall enter into a manager’s undertaking in favor of the Security Trustee in form and substance acceptable to the Agent;

(j)	de-activate or lay up the Collateral Vessel owned by it;

(k)	change the Classification Society other than to another Classification Society; or

(l)
put the Collateral Vessel owned by it in to the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any Security Interest on that Collateral Vessel or the Earnings for the cost of such work or for any other reason.

14.14
Notice of Mortgage. The relevant Guarantor shall keep the Mortgage registered against the Collateral Vessel owned by it as a valid first preferred mortgage, carry on board the Collateral Vessel owned by it a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Collateral Vessel a framed printed notice stating that the Collateral Vessel is mortgaged by such Guarantor to the Security Trustee.

14.15	ISPS Code. The relevant Guarantor shall comply with the ISPS Code and in particular, without limitation, shall:

(c)	procure that the Collateral Vessel owned by it and the company responsible for the Collateral Vessel’s compliance with the ISPS Code comply with the ISPS Code; and

(d)	maintain for such Collateral Vessel an ISSC; and

(e)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

15.	SECURITY MAINTENANCE COVER RATIO

15.1
General. From the first Drawdown Date of an Advance until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 15 except as the Agent, with the consent of all Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld, conditioned or delayed.

15.2	Security Maintenance Cover Ratio. If, at any time, the Agent notifies the Borrower that the ratio of:

(o)	the aggregate Fair Market Value of the Collateral Vessels delivered to the Guarantors; plus

(p)	the net realizable value of any additional Collateral previously provided under this Clause 15, to:

(q)	the Advances of the Loan relating to such Collateral Vessels;
(such ratio being the “Security Maintenance Cover Ratio”) is below the SMC Threshold, the Agent shall require the Borrower to comply with the requirements of Clause 15.3, unless otherwise agreed by all Lenders. For the purpose of this Clause 15.2, the “SMC Threshold” means 140% of the outstanding principal balance of the Loan.

15.3
Provision of Additional Security; Prepayment. When the Agent serves a notice on the Borrower under Clause 15.2, the Borrower shall, within thirty (30) days after the date on which the Agent’s notice is served, either:

(l)
provide, or ensure that a third party provides, additional Collateral which, in the reasonable opinion of the Lenders, is in form and substance acceptable to the Lenders and has a net realizable value at least equal to the shortfall and is documented in such terms as may be reasonably satisfactory to the Security Trustee acting with the authorization of all Lenders (it being understood that cash collateral comprised of U.S. Dollars is satisfactory and that it shall be valued at par); or

(m)	prepay the Loan in such amount as will eliminate the shortfall.

15.4
Value of Additional Vessel Security. The net realizable value of any additional Collateral which is provided under Clause 15.3 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the definition of Fair Market Value.

15.5
Valuations Binding. Any valuation under Clause 15.3 or 15.4 shall be binding and conclusive as regards the Borrower and the Lenders, as shall be any valuation which the Agent makes of any additional security which does not consist of or include a Security Interest.

15.6
Provision of Information. The Borrower shall promptly provide the Agent and any Approved Broker or other expert acting under Clause 15.4 with any information which the Agent or the Approved Broker or other expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Agent (or the expert appointed by the Agent) consider prudent.

15.7
Payment of Valuation Expenses. Without prejudice to the generality of the Borrower’s obligations under Clauses 21.2, 21.3 and 22.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker or other expert instructed by the Agent under this Clause 15 and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of Clause 15.3 or 15.4.

15.8	Application of Prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.3(b).

16.	GUARANTEE

16.1	Guarantee and Indemnity. In order to induce the Lenders to make the Loan to the Borrower, each of the Guarantors, jointly and severally, irrevocably and unconditionally:

(r)
guarantees, as a primary obligor and not merely as a surety, to each Creditor Party, the punctual payment and performance by the Borrower when due, whether at stated maturity, by acceleration or otherwise, of all Secured Liabilities of the Borrower, whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”);

(s)
undertakes with each Creditor Party that whenever the Borrower does not pay any Guaranteed Obligation when due, the Guarantors shall immediately on demand pay that Guaranteed Obligation as if they were the primary obligors; and

(t)
indemnifies each Creditor Party immediately on demand against any cost, loss or liability suffered or incurred by that Creditor Party (i) if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal or (ii) by operation of law as a consequence of the transactions contemplated by the Finance Documents. The amount of the cost, loss or liability shall be equal to the amount which that Creditor Party would otherwise have been entitled to recover.

16.2	Continuing Guarantee. This guarantee:

(n)	is a continuing guarantee;

(o)
is joint and several with any other guarantee given in respect of the Guaranteed Obligations and shall not in any way be prejudiced by any other guarantee or security now or subsequently held by any Creditor Party in respect of the Guaranteed Obligations;

(p)
shall remain in full force and effect until the later of the termination of the Total Commitments and the payment and performance in full of the Guaranteed Obligations and all other amounts payable hereunder regardless of any intermediate payment or discharge in whole or in part;

(q)	shall be binding upon the Guarantor, its successors and permitted assigns; and

(r)	is a guarantee of payment not collection.

16.3	Performance of Guaranteed Obligations; Obligations pari passu.

(m)
Each of the Guarantors agrees that the Guaranteed Obligations will be performed and paid strictly in accordance with the terms of the relevant Finance Document regardless of any law or regulation or order of any court:

(iii)
affecting (A) any term of such Finance Document or the rights of any of the Creditor Parties with respect thereto or (B) the Borrower’s ability or obligation to make or render, or right of any Creditor Party to receive, any payments or performance due thereunder; or

(iv)	which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower.

(n)	The obligations of each of the Guarantors under this guarantee shall rank pari passu with all other unsecured obligations of such Guarantor.

16.4
Reinstatement. If any payment of any of the Guaranteed Obligations is rescinded, discharged, avoided or reduced or must otherwise be returned by a Creditor Party or any other person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Security Party or otherwise:

(e)
this guarantee shall continue to be effective or be reinstated, and the liability of each of the Guarantors hereunder shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(f)	each Creditor Party shall be entitled to recover the value or amount of that payment from any of the Guarantors, as if the payment, discharge, avoidance or reduction had not occurred.

16.5
Liability Absolute and Unconditional. The obligations of each of the Guarantors under this Clause 16 shall be irrevocable, absolute and unconditional and shall not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 16, and each of the Guarantors hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(f)	any time, waiver or consent granted to, or composition with, any Security Party or other person;

(g)	the release of any other Security Party or any other person under the terms of any composition or arrangement with any creditor of any Security Party;

(h)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Security Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(i)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure or status of a Security Party or any other person (including without limitation any change in the holding of such Security Party’s or other person’s Equity Interests);

(j)	any amendment to or replacement of a Finance Document or any other document or security;

(k)	any unenforceability, illegality or invalidity of any obligation of any Security Party or any other person under any Finance Document or any other document or security;

(l)	any bankruptcy, insolvency or similar proceedings; or

(m)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Security Party.

16.6
Waiver of Promptness, etc. Each of the Guarantors hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this guarantee and any requirement that a Creditor Party protect, secure, perfect or insure any Security Interest or any property subject thereto or exhaust any right or take any action against any Security Party or any other person or entity or any Collateral.

16.7	Waiver of Revocation, etc. Each of the Guarantors hereby unconditionally and irrevocably waives any right to revoke this guarantee.

16.8	Waiver of Certain Defenses. Each of the Guarantors hereby unconditionally and irrevocably waives:

(h)
any defense arising by reason of any claim or defense based upon an election of remedies by a Creditor Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any of the other Security Parties, any other guarantor or any other person or entity or any Collateral; and

(i)	any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

16.9
Waiver of Disclosure, etc. Each of the Guarantors hereby unconditionally and irrevocably waives any duty on the part of any Creditor Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Security Party or any of their respective subsidiaries now or hereafter known by any Creditor Party.

16.10
Immediate Recourse. Each of the Guarantors waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from such Guarantor under this Clause 16. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.11
Acknowledgment of Benefits. Each of the Guarantors acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents and that the waivers set forth in this Clause 16 are knowingly made in contemplation of such benefits.

16.12
Independent Obligations. The obligations of each of the Guarantors under or in respect of this guarantee are independent of the Guaranteed Obligations or any other obligations of the Borrower or any other Security Party under or in respect of the Finance Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this guarantee irrespective of whether any action is brought against the Borrower or any other Security Party or whether the Borrower or any other Security Party is joined in any such action or actions.

16.13
Deferral of Guarantor’s Rights. Until the Guaranteed Obligations have been irrevocably paid and performed in full and unless the Agent otherwise directs, each of the Guarantors will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(f)	to be indemnified by another Security Party;

(g)	to claim any contribution from any other guarantor of any Security Party’s obligations under the Finance Documents; and/or

(h)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Creditor Party.

16.14
Limitation of Liability. Each of the Guarantors and each of the Creditor Parties hereby confirms that it is its intention that the Guaranteed Obligations do not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the Guarantors and each of the Creditor Parties hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each of the Guarantors shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

16.15	Reliance of Creditor Parties. Each of the Creditor Parties has entered into this Agreement in reliance upon, among other things, this guarantee.

17.	PAYMENTS AND CALCULATIONS

17.1
Currency and Method of Payments. All payments to be made by the Lenders or by the Security Parties under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(s)	by not later than 11:00 a.m. (Hamburg time) on the due date;

(t)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(u)
in the case of an amount payable by a Lender to the Agent or by another Security Party to the Agent or any Lender, to the account of the Agent as the Agent may from time to time notify to the Borrower, the other Security Parties and the other Creditor Parties; and

(v)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

17.2	Payment on Non-Business Day. If any payment by any Security Party under a Finance Document would otherwise fall due on a day which is not a Business Day:

(o)	the due date shall be extended to the next succeeding Business Day; or

(p)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;
and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

17.3
Basis for Calculation of Periodic Payments. All interest, commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

17.4	Distribution of Payments to Creditor Parties. Subject to Clauses 17.5, 17.6 and 17.7

(n)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than five (5) Business Days previously; and

(o)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

17.5
Permitted Deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

17.6
Agent Only Obliged to Pay When Monies Received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

17.7
Refund to Agent of Monies Not Received. If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(j)	refund the sum in full to the Agent; and

(k)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sums available before receiving it.

17.8
Agent May Assume Receipt. Clause 17.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

17.9
Creditor Party Accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each other Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any other Security Party.

17.10
Agent’s Memorandum Account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each other Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any other Security Party.

17.11
Accounts Prima Facie Evidence. If any accounts maintained under Clauses 17.9 and 17.10 show an amount to be owing by the Borrower or any other Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

18.	APPLICATION OF RECEIPTS

18.1
Normal Order of Application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(q)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 21, 22 and 23 of this Agreement or by the Borrower or any other Security Party under any corresponding or similar provision in any other Finance Document);

(ii)	second, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents; and

(iii)	third, in or towards satisfaction pro rata of any and all amounts of principal payable to the Lenders under this Agreement;

(r)
SECOND: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrower, the other Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 18.1(a); and

(s)	THIRD: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

18.2
Variation of Order of Application. The Agent may, with the authorization of all Lenders, by notice to the Borrower, the other Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 18.1 either as regards a specified sum or sums or as regards to sums in a specified category or categories.

18.3
Notice of Variation of Order of Application. The Agent may give notices under Clause 18.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

18.4
Appropriation Rights Overridden. This Clause 18 and any notice which the Agent gives under Clause 18.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any other Security Party.

18.5	Payments in Excess of Contribution.

(d)
If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, counterclaim or otherwise) in excess of its Contribution, such Lender shall forthwith purchase from the other Lenders such participation in their respective Contributions as shall be necessary to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

(e)
The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Clause 18.5 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(f)
Notwithstanding paragraphs (a) and (b) of this Clause 18.5, any Lender which shall have commenced or joined (as a plaintiff) in an action or proceeding in any court to recover sums due to it under any Finance Document and pursuant to a judgment obtained therein or a settlement or compromise of that action or proceeding shall have received any amount, such Lender shall not be required to share any proportion of that amount with a Lender which has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in the same or another court.

(g)
Each Lender exercising or contemplating exercising any rights giving rise to a receipt or receiving any payment of the type referred to in this Clause 18.5 or instituting legal proceedings to recover sums owing to it under this Agreement shall, as soon as reasonably practicable thereafter, give notice thereof to the Agent who shall give notice to the other Lenders.

19.	APPLICATION OF EARNINGS, SALES PROCEEDS AND INSURANCE PROCEEDS

19.1
General. From the first Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 19 except as the Agent, with the consent of the Required Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld, conditioned or delayed.

19.2
Payment of Earnings. The Borrower and each of the Guarantors undertakes with each Creditor Party to ensure that subject only to the provisions of any Charter Assignment or Earnings Assignment, all of the Earnings of each Collateral Vessel are paid to the relevant Earnings Account.

19.3	Location of Accounts. The Borrower and each of the Guarantors shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of each Earnings Account; and

(b)
execute an Earnings Account Pledge with respect to each Earnings Account and/or any other documents which the Agent specifies to create or maintain in favor of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) any of the Earnings Accounts.

19.4	Borrower’s Obligations Unaffected. The provisions of this Clause 19 do not affect:

(h)	the liability of the Borrower to make payments of principal and interest on the due dates; or

(i)	any other liability or obligation of the Borrower or any other Security Party under any Finance Document.

19.5	Use of Proceeds in Earnings Accounts. Unless and until an Event of Default occurs, the Earnings of each Collateral Vessel shall be freely available to the respective account holder.

20.	EVENTS OF DEFAULT

20.1	Events of Default. An Event of Default occurs if:

(p)
the Borrower or any other Security Party fails to pay when due any principal or interest payable under a Finance Document or under any document relating to a Finance Document, unless its failure to pay is caused by a technical or administrative error and payment is made within three (3) Business Days of its due date, or, in the case of all other amounts and sums payable on demand, within five (5) Business Days after the date when first demanded; or

(q)	any breach occurs of any of Clauses 8.9, 9.2, 10.20, 11.1(l), 11.1(s), 11.2(b), 11.2(p), 13 or 15.3; or

(r)
any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b), (e) or (m) of this Clause 20.1) which, in the opinion of the Agent acting on behalf of the Required Lenders, is capable of remedy, and such default continues unremedied 30 days after written notice from the Agent requesting action to remedy the same; or

(s)
(subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b), (c) or (e) of this Clause 20.1); or

(t)
any representation, warranty or statement made or repeated by, or by an officer or director of, the Borrower or any other Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made or repeated; or

(u)
a material event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default, has occurred on the part of a Security Party under any contract or agreement in excess of $5,000,000 (other than the Finance Documents) to which such Security Party is a party, and such event of default has not been cured within any applicable grace period;

(v)
any Financial Indebtedness of a Security Party in excess of $5,000,000 is not paid when due (or if there is an applicable grace period within such applicable grace period) or, only in the case of sums payable on demand, when first demanded, except for any such Financial Indebtedness which is being contested by such Security Party in good faith and through appropriate proceedings and in a manner that does not involve any risk of sale, forfeiture, loss, confiscation or seizure of the Collateral Vessel owned by such Security Party; or

(w)
the Borrower or any of the Guarantors shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(x)
any proceeding shall be instituted by or against the Borrower or any of the Guarantors seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and solely in the case of an involuntary proceeding:

(i)	such proceeding shall remain undismissed or unstayed for a period of 60 days; or

(ii)
any of the actions sought in such involuntary proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(y)
all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Security Party are seized, nationalized, expropriated or compulsorily acquired by or under authority of any government provided that, in the reasonable opinion of the Agent (acting with the authorization of the Required Lenders), such occurrence would adversely affect any Security Party’s ability to perform its obligations under the Finance Documents to which it is a party; or

(z)
a creditor attaches or takes possession of, or a distress, execution, sequestration or process (each an “action”) is levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues (the “assets”) of any Security Party in relation to a claim by such creditor which, in the reasonable opinion of the Required Lenders, is likely to materially and adversely affect the ability of such Security Party to perform all or any of its material obligations under or otherwise to comply with the terms of any Finance Document to which it is a party and such Security Party does not procure that such action is lifted, released or expunged within 30 Business Days of such action being (i) instituted and (ii) notified to such Security Party; or

(aa)
the Borrower or any Guarantor ceases or suspends or threatens to cease or suspend the carrying on of its business, except in the case of a sale or a proposed sale of a Collateral Vessel by a Guarantor that owns such Collateral Vessel; or

(bb)
a Collateral Vessel becomes a Total Loss or suffers a Major Casualty and (i) in the case of a Total Loss, insurance proceeds are not collected or received by the Security Trustee from the underwriters or the Borrower has not repaid the Advance relating to the lost Collateral Vessel within 180 days of the Total Loss Date or (ii) in the case of a Major Casualty, such Collateral Vessel has not been otherwise repaired in a proper fashion; or

(cc)	it becomes unlawful or impossible:

(i)	for any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Required Lenders consider material under a Finance Document;

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(dd)
any consent necessary to enable any of the Guarantors to own, operate or charter the Collateral Vessel owned by it or to enable the Borrower or any other Security Party to comply with any provision of a Finance Document which the Required Lenders consider material or a Charter is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(ee)
any material provision of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest;

(ff)	an event or series of events occurs which, in the reasonable opinion of the Required Lenders, may have a Material Adverse Effect; or

(gg)
an ERISA Funding Event or an ERISA Termination Event has occurred and is continuing which, in the reasonable opinion of the Required Lenders, could reasonably be expected to result in a material adverse effect on the Security Parties’ business, assets or financial conditions or which may affect the legality, validity, binding effect and/or enforceability of any of the Finance Documents; or

(hh)
the Borrower and/or any of the Guarantors fails (within ten (10) business days after being obliged to do so) to comply with or pay any sum in an amount exceeding $2,500,000 (or the equivalent in any other currency) due from it under any final judgment or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been made or if an appeal has been made such appeal has been dismissed) made or given by any court of competent jurisdiction, provided, however, that such event shall not be deemed to constitute an Event of Default if the Borrower is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely (in the reasonable opinion of the Required Lenders) that the insurers will be able to make such payment within thirty (30) days.

20.2	Actions Following an Event of Default. On, or at any time after, the occurrence of an Event of Default (after the expiration of any applicable grace periods):

(c)	the Agent may, and if so instructed by the Required Lenders, the Agent shall:

(i)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are cancelled; and/or

(ii)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand, provided that in the case of an Event of Default under either of Clauses 20.1(h) or (i), the Loan and all accrued interest and other amounts accrued or owing hereunder shall be deemed immediately due and payable without notice or demand therefor; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(d)
the Security Trustee may, and if so instructed by the Agent, acting with the authorization of the Required Lenders, the Security Trustee shall, take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

20.3	Termination of Commitments. On the service of a notice under Clause 20.2(a)(i), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall be cancelled.

20.4
Acceleration of Loan. On the service of a notice under Clause 20.2(a)(ii), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any other Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand, and the Security Trustee shall forthwith be entitled to enforce the Security Interests created by this Agreement and any other Finance Document in any manner available to it and in such sequence as the Security Trustee may, in its absolute discretion, determine.

20.5
Multiple Notices; Action Without Notice. The Agent may serve notices under Clauses 20.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 20.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

20.6
Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, the Security Trustee and each Security Party a copy of the text of any notice which the Agent serves on the Borrower under Clause 20.2. Such notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defense.

20.7
Creditor Party Rights Unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

20.8	Exclusion of Creditor Party Liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to any Security Party:

(c)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(d)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realized from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, provided that nothing in this Clause 20.8 shall exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the willful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

21.	FEES AND EXPENSES

21.1	Arrangement, Commitment and Up-Front Fees. The Borrower shall pay to the Agent:

(e)	for the account of the Lead Arranger an upfront arrangement fee in the amount of $567,000 which shall be payable on the Effective Date;

(f)
quarterly in arrears during the period from (and including) the Effective Date until the undrawn portion of the Total Commitments is permanently reduced to zero, for the account of the Lenders, a commitment fee at the rate of 1.12% per annum on the amount of the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments; and

(g)
for the account of the Agent an annual agency fee in the amount of $30,000 payable on the Effective Date and thereafter on each anniversary of the Effective Date, provided, however, that such annual agency fee shall be payable only if the Loan is syndicated.

21.2
Costs of Negotiation, Preparation, etc. The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document, including, without limitation, the reasonable fees and disbursements of a Creditor Party’s legal counsel and any local counsel retained by them.

21.3
Costs of Variations, Amendments, Enforcement, etc. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned, the amount of all expenses incurred by a Creditor Party in connection with:

(l)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(m)	any consent or waiver by the Lenders, the Required Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(n)	the valuation of any Collateral provided or offered under Clause 15 or any other matter relating to such Collateral; or

(o)	any step taken by the Security Trustee, a Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.
There shall be recoverable under paragraph (d) the full amount of all reasonable legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

21.4
Documentary Taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

21.5
Certification of Amounts. A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.	INDEMNITIES

22.1
Indemnities Regarding Borrowing and Repayment of Loan. The Borrower shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(j)	the Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(k)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(l)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7); or

(m)	the occurrence of an Event of Default and/or the acceleration of repayment of the Loan under Clause 20.
It is understood that the indemnities provided in this Clause 22.1 shall not apply to any claim cost or expense which is a tax levied by a taxing authority on the indemnified party (which taxes are subject to indemnity solely as provided in Clause 23 below) but shall apply to any other costs associated with any tax which is not a Non-indemnified Tax.

22.2
Breakage Costs. Without limiting its generality, Clause 22.1 covers any quantifiable and customary actual claim, expense, liability or loss incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount) for which reasonable evidence of calculations has been provided to the Borrower.

22.3
Miscellaneous Indemnities. The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(i)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(j)	any other Pertinent Matter,
other than claims, expenses, liabilities and losses which are shown to have been caused by the dishonesty or willful misconduct or gross negligence of the officers or employees of the Creditor Party concerned.
Without prejudice to its generality, this Clause 22.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

22.4
Currency Indemnity. If any sum due from the Borrower or any other Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(m)	making or lodging any claim or proof against the Borrower or any other Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(n)	obtaining an order or judgment from any court or other tribunal; or

(o)	enforcing any such order or judgment,
the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.
In this Clause 22.4, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 22.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

22.5
Certification of Amounts. A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 22 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.6
Sums Deemed Due to a Lender. For the purposes of this Clause 22, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22.7	Survival of Indemnities. All indemnities provided by the Borrower under this Clause 22 shall survive the termination of this Agreement.

23.	NO SET-OFF OR TAX DEDUCTION; TAX INDEMNITY; FATCA

23.1	No Deductions. All amounts due from a Security Party under a Finance Document shall be paid:

(p)	without any form of set-off, cross-claim or condition; and

(q)	free and clear of any tax deduction except a tax deduction which such Security Party is required by law to make.

23.2	Grossing-Up for Taxes. If a Security Party is required by law to make a tax deduction from any payment:

(k)	such Security Party shall notify the Agent as soon as it becomes aware of the requirement;

(l)	such Security Party shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(m)
except if the deduction is for collection or payment of a Non-indemnified Tax of a Creditor Party, the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

23.3
Evidence of Payment of Taxes. Within one (1) month after making any tax deduction, the relevant Security Party shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

23.4
Indemnity for Taxes. The Borrower hereby indemnifies and agree to hold each Creditor Party harmless from and against all taxes other than Non-indemnified Taxes levied on such Creditor Party (including, without limitation, taxes imposed on any amounts payable under this Clause 23.4) paid or payable by such person, whether or not such taxes or other taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which such Creditor Party makes written demand therefore specifying in reasonable detail the nature and amount of such taxes or other taxes.

23.5
Exclusion from Indemnity and Gross-Up for Taxes. The Borrower shall not be required to indemnify any Creditor Party for a tax pursuant to Clause 23.4, or to pay any additional amounts to any Creditor Party pursuant to Clause 23.2, to the extent that the tax is collected by withholding on payments (a “Withholding”) and is levied by a Pertinent Jurisdiction of the payer and:

(e)
the person claiming such indemnity or additional amounts was not an original party to this agreement and under applicable law (after taking into account relevant treaties and assuming that such person has provided all forms it may legally and truthfully provided) on the date such person became a party to this Agreement a Withholding would have been required on such payment provided that this exclusion shall not apply to the extent such Withholding does not exceed the Withholding that would have been applicable if such payment had been made to the person from whom such person acquired its rights under the Agreement and this exclusion shall not apply to the extent that such Withholding exceeds the amount of Withholding that would have been required under the law in effect on the date such person became a party to this Agreement; or

(f)
the person claiming such indemnity or additional amounts is a Lender who has changed its Lending Office and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender changed its Lending Office Withholding would have been required on such payment provided that this exclusion shall not apply to the extent such Withholding does not exceed the Withholding that would have been applicable to such payment if such Lender had not changed its Lending Office and this exclusion shall not apply to the extent that the Withholding exceeds the amount of Withholding that would have been required under the law in effect immediately after such Lender changed its Lending Office; or

(g)
in the case of a Lender, to the extent that Withholding would not have been required on such payment if such Lender has complied with its obligations to deliver certain tax form pursuant to Section 23.6 below.

23.6	Delivery of Tax Forms.

(i)
Upon the reasonable request of the Borrower, each Lender or transferee that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) shall deliver to the Agent and the Borrower two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or, upon request of the Borrower or the Agent, any subsequent versions thereof or successors thereto, in each case claiming such reduced rate (which may be zero) of U.S. Federal withholding tax with respect to payments of interest hereunder as such Non-U.S. Lender may properly claim.

(j)
In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall, when so requested by the Borrower provide to the Agent and the Borrower to in addition to the W-8BEN required under Section 23.6(a) a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agent in the event any representation in such certificate is no longer accurate.

(k)	Each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from the Agent or Borrower.

(l)
Notwithstanding any other provision of this Clause 23.6, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Clause 23.6 that such Non-U.S. Lender is not legally entitled to deliver.

23.7	FATCA Information

(a)
Subject to paragraph (c) below, each FATCA Relevant Party confirms to each other FATCA Relevant Party whether it is or is not a FATCA Exempt Party on the date hereof and thereafter within ten (10) Business Days of a reasonable request by another FATCA Relevant Party:

(i)	confirm to the other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)
supply to the requesting party (with a copy to all other FATCA Relevant Parties) such other form or forms ( including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “passthru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of determining whether any payment to such party may be subject to any FATCA Deduction.

(b)
If a FATCA Relevant Party confirms to any other FATCA Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 to show that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other FATCA Relevant Parties reasonably promptly.

(c)
Nothing in this Clause 23.7 shall obligate any FATCA Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, that nothing in this paragraph shall excuse any FATCA Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)
If a FATCA Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provision of this Agreement or the provided information is insufficient under FATCA then:

(i)	such party shall be treated as if it were a FATCA Non-Exempt Party; and

(ii)
if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

23.8	FATCA Withholding.

(a)
A FATCA Relevant Party making a payment to any FATCA Non-Exempt Party shall make such FATCA Deduction as it determines is required by law and shall render payment to the IRS within the time allowed and in the amount required by FATCA.

(b)
If a FATCA deduction is required to be made by any FATCA Relevant Party to a FATCA Non-Exempt Party, the amount of the payment due from such FATCA Relevant Party shall be reduced by the amount of the FATCA Deduction reasonably determined to be required by such FATCA Relevant Party.

(c)
Each FATCA Relevant Party shall promptly upon becoming aware that a FATCA Deduction is required with respect to any payment owed to it (or that there is any change in the rate or basis of a FATCA Deduction) notify each other FATCA Relevant Party accordingly.

(d)
Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the party making such FATCA Deduction shall deliver to the Agent for delivery to the party on account of whom the FATCA Deduction was made evidence reasonably satisfactory to that party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS.

(e)
A FATCA Relevant Party who becomes aware that it must make a FATCA Deduction in respect of a payment to another FATCA Relevant Party (or that there is any change in the rate or basis of such FATCA Deduction) shall notify that party and the Agent.

(f)
The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Lender which relates to a payment by the Borrower (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrower and the relevant Lender.

(g)
If a FATCA Deduction is made as a result of any Creditor Party failing to be a FATCA Exempt Party, such party shall indemnify each other Creditor Party against any loss, cost or expense to it resulting from such FATCA Deduction.

23.9
FATCA Mitigation. Notwithstanding any other provision of this Agreement, if a FATCA Deduction is or will be required to be made by any party under Clause 23.8 in respect of a payment to any FATCA Non-Exempt Lender, the FATCA Non-Exempt Lender may either:

(a)	transfer its entire interest in the Loan to a U.S. branch or affiliate, or

(b)
nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Agent and the Borrower specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender’s interest in the Loan.

23.10
Additional Borrowers and/or Guarantors. Except for the proposed Guarantors set forth in the Schedule 2, no additional borrowers and/or guarantors shall be added as parties to this Agreement without the consent of all Lenders.

23.11
Tax Credits. A Creditor Party which receives for its own account a repayment or credit in respect of tax on account of which the Borrower has made an increased payment under Clause 23.2 shall pay to the Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from the Borrower in respect of which the Borrower made the increased payment, provided that:

(a)	the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;

(b)
nothing in this Clause 23.11 shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c)
nothing in this Clause 23.11 shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrower had not been required to make a tax deduction from a payment; and

(d)	any allocation or determination made by a Creditor Party under or in connection with this Clause 23.11 shall be conclusive and binding on the Borrower and the other Creditor Parties.

24.	ILLEGALITY, ETC

24.1	Illegality. This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,
for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

24.2
Notification of Illegality. The Agent shall promptly notify the Borrower, the other Security Parties, the Security Trustee and the other Lenders of the notice under Clause 24.1 which the Agent receives from the Notifying Lender.

24.3
Prepayment; Termination of Commitment. On the Agent notifying the Borrower under Clause 24.2, the Notifying Lender’s Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 24.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Contribution with accrued interest, but without penalty, premium or breakage cost.

24.4
Mitigation. If circumstances arise which would result in a notification under Clause 24.1 then, without in any way limiting the rights of the Notifying Lender under Clause 24.3, the Notifying Lender shall use reasonable commercial efforts to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

25.	INCREASED COSTS

25.1	Increased Costs. This Clause 25 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a Non-Indemnified tax);

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”; or

(c)
the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates).

Notwithstanding anything to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date of this Agreement, regardless of the date enacted or adopted.

25.2	Meaning of “Increased Costs”. In this Clause 25, “increased costs” means, in relation to a Notifying Lender:

(a)
an actual additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an actual additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

(e)
but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 22.1 or by Clause 23 or an item arising directly out of the implementation or application of or compliance with Basel III (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates). For the purposes of this Clause 25.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

In each case, reasonable evidence of such Increased Cost shall be provided to the Borrower.

25.3
Notification to Borrower of Claim for Increased Costs. The Agent shall promptly notify the Borrower and the other Security Parties of the notice which the Agent received from the Notifying Lender under Clause 25.1.

25.4
Payment of Increased Costs. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

25.5
Notice of Prepayment. If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 25.4, the Borrower may give the Agent not less than 14 days’ notice of its intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period.

25.6	Prepayment; Termination of Commitment. A notice under Clause 25.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

25.7	Application of Prepayment. Clause 8.8 shall apply in relation to the prepayment.

26.	SET-OFF

26.1	Application of Credit Balances. Upon the occurrence and during the continuance of an Event of Default, each Creditor Party may without prior notice:

(f)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(g)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

26.2
Existing Rights Unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 26.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

26.3
Sums Deemed Due to a Lender. For the purposes of this Clause 26, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

26.4	No Security Interest. This Clause 26 gives the Creditor Parties a contractual right of set-off only, and does not create any Security Interest over any credit balance of the Borrower.

27.	TRANSFERS AND CHANGES IN LENDING OFFICES

27.1
Transfer by Borrower or Guarantor. Neither the Borrower nor any of the Guarantors may, without the consent of the Agent, given on the instructions of all Lenders, transfer any of its rights, liabilities or obligations under any Finance Document.

27.2	Transfer by a Lender. Subject to Clause 27.4, a Lender (the “Transferor Lender”) may at any time, after consultation with the Borrower, cause:

(a)	its rights in respect of all or part of its Contribution in an amount of not less than $2,000,000; or

(b)	its obligations in respect of all or part of its Commitment in an amount of not less than $2,000,000; or

(c)	a combination of (a) and (b),
to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (subject, if the transfer or the assumption is to be made before the first Drawdown Date, to the consent of the Borrower which shall not be unreasonably withheld or delayed and which shall be deemed to have been given fifteen business days after being sought unless expressly refused within that period and, for the avoidance of doubt no consent of the Borrower shall be required for any transfer occurring on or after the first Drawdown Date) (each, a “Transferee Lender”) which (i) is regularly engaged in or established for the purpose of making, purchasing or investing in asset finance loans or other related products and (ii) is not an Affiliate of the Borrower, by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender, provided, however, that the minimum transfer amounts set forth in Clause 27.2 shall not apply when a Transferor Lender transfers all of its right and obligations in respect of its Commitments and Contributions to a Transferee Lender.
Notwithstanding the foregoing, any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee shall be determined in accordance with Clause 31.

27.3
Transfer Certificate, Delivery and Notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the other Security Parties, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower and each other Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b), but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations to the transfer to that Transferee Lender.

27.4
Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, provided that it is signed by the Agent under Clause 27.3 on or before that date.

27.5
No Transfer Without Transfer Certificate. Except as provided in Clause 27.6, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any other Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

27.6
Lender Re-Organization; Waiver of Transfer Certificate. If a Lender enters into any merger, de-merger or other reorganization as a result of which all its rights or obligations vest in a successor, the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

27.7	Effect of Transfer Certificate. The effect of a Transfer Certificate is as follows:

(e)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any other Security Party had against the Transferor Lender;

(f)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(g)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(h)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(i)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any other Security Party against the Transferor Lender had not existed;

(j)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Required Lenders and Clause 21, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(k)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any other Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

27.8
Maintenance of Register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 27.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least three (3) Business Days’ prior notice.

27.9
Reliance on Register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

27.10	Authorization of Agent to Sign Transfer Certificates. The Borrower, the Security Trustee and each Lender irrevocably authorizes the Agent to sign Transfer Certificates on its behalf.

27.11
Registration Fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $5,000 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

27.12
Sub-Participation; Subrogation Assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents with notice to the Agent and the Security Trustee.

27.13
Disclosure of Information. A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrower, any other Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

27.14	Change of Lending Office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

27.15
Notification. On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

27.16
Security Over Lenders’ Rights. In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from the Borrower or any other Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(iii)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(iv)
require any payments to be made by the Borrower or any other Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.17
Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrower, the Agent and the Required Lenders otherwise agree, the Agent, acting on the instructions of the Required Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first‑mentioned Reference Bank’s appointment shall cease to be effective.

28.	VARIATIONS AND WAIVERS

28.1
Variations, Waivers, Etc. by Required Lenders. Subject to Clause 28.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Required Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

28.2
Variations, Waivers, Etc. Requiring Agreement of All Lenders. As regards the following, Clause 28.1 applies as if the words “by the Agent on behalf of the Required Lenders” were replaced by the words “by the Agent on behalf of every Lender”:

(d)	a reduction in the Margin;

(e)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement or the Note;

(f)	an extension of the Availability Period;

(g)	an increase in any Lender’s Commitment;

(h)	a change to the definition of “Required Lenders”;

(i)	a change to Clauses 3, 11.1(o), 11.1 (s), 11.1(x), 11.2(b), 11.2(e), 11.2(o), 11.2(q), 12.5, 14.2(a), 14.2(c), 14.3, 14.5, 14.6, 15.2 or this Clause 28;

(j)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document;

(k)	any other change or matter which this Agreement or another Finance Document expressly provides that each Lender’s consent is required;

(l)	the substitution of any Security Party; and

(m)
any amendment or waiver if the Agent or a Lender which is a FATCA Non-Exempt Party reasonably believes that it may constitute a “material modification” within the meaning of FATCA that may result (directly or indirectly) in any party to any Finance Document being required to make a FATCA Deduction.

28.3
Variations, Waivers, Etc. Relating to the Servicing Banks. An amendment or waiver that relates to the rights or obligations of the Agent or the Security Trustee under Clause 31 may not be effected without the consent of the Agent or the Security Trustee.

28.4
Exclusion of Other or Implied Variations. Except for a document which satisfies the requirements of Clauses 28.1, 28.2 or 28.3, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or another Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

29.	NOTICES

29.1
General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter, email or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly, provided, however, that if notice is provided by email, such notice shall also be given by confirming letter or fax to constitute effective notice hereunder unless receipt of such email notice is confirmed by return email and, provided, further, that notwithstanding anything in this Agreement to the contrary, all notices must be in writing.

Confidential

29.2	Addresses for Communications. A notice by letter or fax shall be sent:

(c)	to the Borrower

or a Guarantor:	9, Boulevard Charles III Monaco 98000 Attention: General Counsel Facsimile:+377 97 77 8346 Email: legal@scorpiogroup.net

with a copy to:	150 E. 58th Street New York, New York 10155 Attention: Chief Financial Officer Facsimile: +212-542-1618 Email: blee@scorpiogroup.net

(d)	to a Lender: At the address below its name in Schedule 1-B or (as the case may require) in the relevant Transfer Certificate.

(e)	to the Agent: Deutsche Bank AG Filiale Deutschlandgeschäft Adolphsplatz 7 20457 Hamburg, Germany Attention: Stephan Vetter/ Bastian Duehmert Facsimile: +49 (40) 3701-4550 Email: stephan.vetter@db.com/
bastian.duehmert@db.com

to the Security Trustee:
Deutsche Bank AG Filiale Deutschlandgeschäft
Adolphsplatz 7
20457 Hamburg, Germany
Attention: Stephan Vetter/
Bastian Duehmert
Facsimile: +49 (40) 3701-4550
Email: stephan.vetter@db.com/ bastian.duehmert@db.com

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

29.3	Effective Date of Notices. Subject to Clauses 29.4 and 29.5:

(e)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(f)	a notice which is sent by fax shall be deemed to be served, and shall take effect, two (2) hours after its transmission is completed; and.

(g)
a notice which is sent by electronic mail shall be deemed to be served and shall take effect at the time that (i) the confirming letter or fax is deemed to be served as provided in (a) or (b) above; or (ii) if receipt is confirmed by return email, the time of such return email.

29.4	Service Outside Business Hours. However, if under Clause 29.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5:00 p.m. local time,
the notice shall (subject to Clause 29.5) be deemed to be served, and shall take effect, at 9:00 a.m. on the next day which is such a business day, save that a notice which is given by a Creditor Party following the occurrence of an Event of Default shall be deemed to be served and shall take effect on the same day.

29.5
Illegible Notices. Clauses 29.3 and 29.4 do not apply if the recipient of a notice notifies the sender within one (1) hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

29.6
Valid Notices. A notice (other than a notice sent solely by electronic mail without a confirming letter, fax or return email) under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

29.7	English Language. Any notice under or in connection with a Finance Document shall be in English.

29.8	Meaning of “Notice”. In this Clause 29, “notice” includes any demand, consent, authorization, approval, instruction, waiver or other communication.

30.	SUPPLEMENTAL

30.1	Rights Cumulative, Non-Exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(f)	cumulative;

(g)	may be exercised as often as appears expedient; and

(h)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2
Severability of Provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3	Counterparts. A Finance Document may be executed in any number of counterparts.

30.4
Binding Effect. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

31.	THE SERVICING BANKS AND PARALLEL DEBT

31.1	Appointment and Granting.

(h)
The Agent. Each of the Lenders appoints and authorizes (with a right of revocation) the Agent to act as its agent hereunder and under any of the other Finance Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of any of the other Finance Documents, together with such other powers as are reasonably incidental thereto.

(i)	The Security Trustee.

(i)
Authorization of Security Trustee. Each of the other Creditor Parties appoints and authorizes (with a right of revocation) the Security Trustee to act as security trustee hereunder and under the other Finance Documents (other than the Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

(ii)
Granting Clause. To secure the payment of all sums of money from time to time owing to the Creditor Parties under the Finance Documents plus accrued interest thereon and the performance of the covenants of the Borrower and any other Security Party herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the other Creditor Parties, from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under the Mortgages and its right, title and interest as assignee and secured party under the other Finance Documents (the right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the Security Interest of the indenture created hereby and by the Finance Documents by any amendment hereto or thereto are herein collectively called the “Estate”); TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the other Creditor Parties and their respective successors and assigns without any priority of any one over any other, UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, each of the Guarantors shall be permitted, to the exclusion of the Security Trustee, to possess and use the Collateral Vessel owned by it. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Security Party, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the other Creditor Parties as hereinafter set forth.

(iii)
Acceptance of Trusts. The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.

31.2
Scope of Duties. Neither the Agent nor the Security Trustee (which terms as used in this sentence and in Clause 31.5 hereof shall include reference to their respective affiliates and their own respective and their respective affiliates’ officers, directors, employees, agents and attorneys-in-fact):

(c)
shall have any duties or responsibilities except those expressly set forth in this Agreement and in any of the Finance Documents, and shall not by reason of this Agreement or any of the Finance Documents be (except, with respect to the Security Trustee, as specifically stated to the contrary in this Agreement) a trustee for a Lender;

(d)
shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the Finance Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Finance Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Finance Documents or any other document referred to or provided for herein or therein or for any failure by a Security Party or any other person to perform any of its obligations hereunder or thereunder or for the location, condition or value of any property covered by any Security Interest under any of the Finance Documents or for the creation, perfection or priority of any such Security Interest;

(e)
shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the Finance Documents unless expressly instructed to do so in writing by the Required Lenders; or

(f)
shall be responsible for any action taken or omitted to be taken by it hereunder or under any of the Finance Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each of the Security Trustee and the Agent may employ agents and attorneys-in-fact and neither the Security Trustee nor the Agent shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each of the Security Trustee and the Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent together with the written consent of the Borrower to such assignment or transfer, provided, however, that if an Event of Default has occurred and is continuing, no consent of the Borrower shall be required for such assignment or transfer.

31.3
Reliance. Each of the Security Trustee and the Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telefacsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Trustee or the Agent, as the case may be. As to any matters not expressly provided for by this Agreement or any of the other Finance Documents, each of the Security Trustee and the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

31.4
Knowledge. Neither the Security Trustee nor the Agent shall be deemed to have knowledge or notice of the occurrence of an event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or Event of Default (other than, in the case of the Agent, the non-payment of principal of or interest on the Loan or actual knowledge thereof) unless each of the Security Trustee and the Agent has received notice from a Lender or the Borrower specifying such event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or Event of Default and stating that such notice is a “Notice of Default”. If the Agent receives such a notice of the occurrence of such event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or Event of Default, the Agent shall give prompt notice thereof to the Security Trustee and the Lenders (and shall give each Lender prompt notice of each such non-payment). Subject to Clause 31.8 hereof, the Security Trustee and the Agent shall take such action with respect to such event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or Event of Default or other event as shall be directed by the Required Lenders, except that, unless and until the Security Trustee and the Agent shall have received such directions, each of the Security Trustee and the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or Event of Default or other event as it shall deem advisable in the best interest of the Lenders.

31.5
Security Trustee and Agent as Lenders. Each of the Security Trustee and the Agent (and any successor acting as Security Trustee or Agent, as the case may be) in its individual capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Security Trustee or the Agent, as the case may be, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include each of the Security Trustee and the Agent in their respective individual capacities. Each of the Security Trustee and the Agent (and any successor acting as Security Trustee and Agent, as the case may be) and their respective affiliates may (without having to account therefor to a Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its subsidiaries or affiliates as if it were not acting as the Security Trustee or the Agent, as the case may be, and each of the Security Trustee and the Agent and their respective affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

31.6
Indemnification of Security Trustee and Agent. The Lenders severally agree, ratably in accordance with the aggregate principal amount of each Lender’s Contribution in the Loan, to indemnify each of the Agent and the Security Trustee (to the extent not reimbursed under other provisions of this Agreement, but without limiting the obligations of the Borrower under said other provisions) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Security Trustee or the Agent in any way relating to or arising out of this Agreement or any of the other Finance Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower are to pay hereunder, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, except that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

31.7
Reliance on Security Trustee or Agent. Each Lender agrees that it has, independently and without reliance on the Security Trustee, the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Trustee, the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the Finance Documents. None of the Security Trustee or the Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the Finance Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Security Trustee or the Agent hereunder, neither the Security Trustee nor the Agent shall have any duty or responsibility to provide a Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its parents, subsidiaries or affiliates which may come into the possession of the Security Trustee, the Agent or any of their respective affiliates.

31.8
Actions by Security Trustee and Agent. Except for action expressly required of the Security Trustee or the Agent hereunder and under the other Finance Documents, each of the Security Trustee and the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Clause 31.6 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

31.9
Resignation and Removal. Subject to the appointment and acceptance of a successor Security Trustee or Agent (as the case may be) as provided below, each of the Security Trustee and the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Security Trustee or the Agent may be removed at any time with or without cause by the Required Lenders by giving notice thereof to the Agent, the Security Trustee, the Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Security Trustee or Agent, as the case may be which shall be either one of the Lenders or any other third party acceptable to the Required Lenders and the Borrower (the Borrower's consent not to be unreasonably withheld or delayed). If no successor Security Trustee or Agent, as the case may be, shall have been so appointed by the Lenders or, if appointed, shall not have accepted such appointment within 30 days after the retiring Security Trustee’s or Agent’s, as the case may be, giving of notice of resignation or the Required Lenders’ removal of the retiring Security Trustee or Agent, as the case may be, then the retiring Security Trustee or Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Security Trustee or Agent. Upon the acceptance of any appointment as Security Trustee or Agent hereunder by a successor Security Trustee or Agent, such successor Security Trustee or Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Trustee or Agent, as the case may be, and the retiring Security Trustee or Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Trustee or Agent’s resignation or removal hereunder as Security Trustee or Agent, as the case may be, the provisions of this Clause 31 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Trustee or the Agent, as the case may be.

31.10
Release of Collateral. Without the prior written consent of all Lenders neither the Security Trustee nor the Agent will consent to any modification, supplement or waiver under any of the Finance Documents nor without the prior written consent of all of the Lenders release any Collateral or otherwise terminate any Security Interest under the Finance Documents, except that no such consent is required, and each of the Security Trustee and the Agent is authorized, to release any Security Interest covering property if the Secured Liabilities have been paid and performed in full or which is the subject of a disposition of property permitted hereunder or to which the Lenders have consented.

31.11
Parallel Debt. (a) The Borrower hereby irrevocably and unconditionally undertakes as far as necessary in advance, to pay to the Security Trustee, as creditor in its own right and not as representative of any of the other Creditor Parties, an amount equal to the aggregate of all its Principal Obligations to all the Creditor Parties from time to time due in accordance with the terms and conditions of such Principal Obligations (such payment undertaking and the obligations and liabilities which are the result thereof, its “Parallel Debt”).

(a)
Each of the parties hereto acknowledges that (i) the Parallel Debt of the Borrower constitutes undertakings, obligations and liabilities of the Borrower to the Security Trustee which are separate and independent from, and without prejudice to, the Principal Obligations which the Borrower has to any other Creditor Party and (ii) that the Parallel Debt represents the Security Trustee’s own claim to receive payment of such Parallel Debt by the Borrower, provided that the total amount which may become due under the Parallel Debt of the Borrower under this Clause 31.11 shall never exceed the total amount which may become due under all the Principal Obligations of the Borrower to all the Creditor Parties.

(iv)
The total amount due by the Borrower as the Parallel Debt under Clause 31.11(a) shall be decreased to the extent that the Borrower shall have paid any amounts to the Creditor Parties or any of them to reduce the Borrower’s outstanding Principal Obligations or any Creditor Party otherwise receive any amount of such Principal Obligations (other than by virtue of Clause 31.11(b)(ii); and

(v)
To the extent that the Borrower shall have paid any amounts to the Security Trustee under the Parallel Debt or the security Trustee shall have otherwise received monies in payment of such Parallel Debt, the total amount due under the Principal Obligations shall be decreased by the same amount.

(b)
In the event the Security Trustee should resign or be removed by the Required Lenders, the Security Trustee shall assign the Parallel Debt owed to it to its successor security trustee together with all of its other rights and obligations under this Clause 31.11 and shall take all such further actions as the Agent in its sole discretion may deem necessary or desirable in order to assign and transfer to the successor security trustee the Parallel Debt and the other rights and obligations under this clause 31.11.

31.12
Instructions to Agent/Security Trustee. Unless a Finance Document expressly provides that the Agent and/or the Security Trustee shall only act or refrain from acting on the instructions of all Lenders, the Agent and/or the Security Trustee shall be entitled to act on the instructions of the Required Lenders.

32.	LAW AND JURISDICTION

32.1
Governing Law. THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN A FINANCE DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

32.2	Consent to Jurisdiction.

(a)
Each of the Security Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Finance Documents to which such Security Party is a party or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
Nothing in this Clause 32.2 shall affect the right of a Creditor Party to bring any action or proceeding against a Security Party or its property in the courts of any other jurisdictions where such action or proceeding may be heard.

(c)
Each of the Security Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

(d)
Each of the Security Parties hereby agrees to appoint Seward & Kissel LLP, with offices currently located at One Battery Park Plaza, New York, New York 10004, Attention: Michael Timpone, as its designated agent for service of process for any action or proceeding arising out of or relating to this Agreement or any other Finance Document. Each of the Security Parties also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 29.2. Each of the Security Parties also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York.

32.3
Creditor Party Rights Unaffected. Nothing in this Clause 32 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

32.4	Meaning of “Proceedings”. In this Clause 32, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

32.5
Waiver of Sovereign Immunity. To the extent that a Security Party may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to any of the Finance Documents, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), each such Security Party irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and hereby agrees that the foregoing waiver shall be enforced to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended, and is intended to be irrevocable for the purpose of such act.

32.6
Waiver of Damages. Each of the Borrower and the Guarantors waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, indirect, exemplary, punitive or consequential damages in any action or proceeding arising out of or related to this Agreement or any of the other Finance Documents to which such Security Party is a party.

33.	WAIVER OF JURY TRIAL

33.1
WAIVER. EACH OF THE SECURITY PARTIES AND THE CREDITOR PARTIES MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

34.	PATRIOT ACT NOTICE

34.1
PATRIOT Act Notice. Each of the Agent and the Lenders hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Agent and each Lender, the Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each Security Party, which information includes the name and address of each Security Party and such other information that will allow the Agent and each of the Lenders to identify each Security Party in accordance with the PATRIOT Act.

[SIGNATURE PAGES FOLLOW ON NEXT PAGES]
EXECUTION PAGE
WHEREFORE, the parties hereto have caused this Agreement to be executed as of the date first above written.

SCORPIO BULKERS INC., as Borrower By: /s/ Hugh Baker_____________________________ Name: Hugh Baker Title: Chief Financial Officer (Principal Financial Officer)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as Lead Arranger, Agent, Security Trustee, Account Bank and Lender By:___/s/ Geoffrey D. Ferrer_____ Name: Geoffrey D. Ferrer Title: Attorney-in-Fact

Confidential

Schedule 1-A
INITIAL GUARANTORS
NONE

Confidential
122

Schedule 1-B
THE LENDERS AND THEIR COMMITMENTS

Name	Lending Office and Contact Details	Commitment ($)

Deutsche Bank AG Filiale Deutschlandgeschäft	Lending Office Adolphsplatz 7 20457 Hamburg Germany	$42,000,000
	Address for Notices Loan Support & Shipping Sachsenstrasse 11 20097 Hamburg Germany Attention: Anja Eggert Fascimile: +49 (40) 3023-1738 Email: loan.admin-shipping-hh@db.com

Confidential
123

Schedule 2
POTENTIAL GUARANTORS AND COLLATERAL VESSELS
PROPOSED COLLATERAL VESSELS AND GUARANTORS

No.	Collateral Vessel	Collateral Vessel Owner/Guarantor	Type	DWT	Estimated Delivery Date	Hull No.	IMO No.
1.	SBI Samba	SBI Samba Shipping Company Limited	Kamsarmax	84,000	January 2015	S1680
2.	SBI Rumba	SBI Rumba Shipping Company Limited	Kamsarmax	84,000	August 2015	S1681

Confidential
124

Schedule 3
IRREVOCABLE
DRAWDOWN NOTICE
Dated: ____________, 20__

Deutsche Bank AG Filiale Deutschlandgeschäft
Adolphsplatz 7
20457 Hamburg
Germany
Ladies and Gentlemen:
The undersigned, Scorpio Bulkers Inc. (the “Borrower”), (i) refers to the senior secured term credit agreement, dated as of ___________________, 201_ (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein), among the Borrower, as borrower, the guarantors listed in Schedule 1-A to the Credit Agreement, as guarantors, the banks and financial institutions listed in Schedule 1-B to the Credit Agreement, as lenders, and Deutsche Bank AG Filiale Deutschlandgeschäft, as lead arranger, administrative agent, security trustee and account bank, and (ii) hereby gives you notice, irrevocably, pursuant to Clause 4.1 of the Credit Agreement that the undersigned hereby requests an Advance under the Credit Agreement, and in connection therewith sets forth below the information relating to such Advance (the “Proposed Advance”):

(i)	The Business Day of the Proposed Advance is .

(ii)
The Collateral Vessel to which the Proposed Advance relates is the __________, and the Proposed Advance is being remitted to [finance/reimburse the Borrower for] part of the acquisition cost for such Collateral Vessel in the amount of $__________.

(iii)	The initial Interest Period(s) for the Proposed Advance is __________ months.

(iv)
The Guarantor that is or will be the owner of the Collateral Vessel to which the Proposed Advance relates [is a party to the Credit Agreement/has executed and delivered a Guarantor Joinder Agreement to the Agent];

(v)	Remittance Instructions: __________________________________.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Advance:

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(A)    The representations and warranties of each of the Security Parties contained in each of the Finance Documents in effect or intended to be in effect immediately following the Proposed Advance are correct in all material respects on and as of the date of the Proposed Advance, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Advance.
(B)    No event has occurred and is continuing, or would result from such Proposed Advance or from the application of the proceeds therefrom, that is an event or circumstances which, with the giving of notice and/or lapse of time would constitute an Event of Default or is an Event of Default.
(C)    No Material Adverse Effect has occurred since December 31, 2013.
(D)    If applicable, the Borrower is in compliance with the Security Maintenance Cover Ratio under the Credit Agreement, as evidenced by the back-up calculations attached hereto as Schedule A.
Delivery of an executed counterpart of this Notice of Drawdown by facsimile shall be effective as delivery of an original executed counterpart of this Notice of Drawdown. This Notice of Drawdown cannot be revoked or amended or modified in any way without the prior written consent of the Required Lenders.
[Signature Page Follows]

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Very truly yours,

Scorpio Bulkers Inc.

By___________________________
    Name:
Title:

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SCHEDULE A
Security Maintenance Cover Ratio - Backup Calculations

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Schedule 4
DOCUMENTS REQUIRED AS CONDITIONS PRECEDENT
(referred to in Clause 9)
Part A

1.	Constitutional Documents
Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2.	Corporate Authorizations
copies of resolutions of the directors of each Security Party and stockholders of each Security Party (other than the Borrower) approving such of the Finance Documents to which such Security Party is, or is to be, party and authorizing the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Business Days prior to the Effective Date) by an officer of such Security Party as:

(a)	being true and correct;

(b)	being duly adopted by written consent of the directors of such Security Party and (if required by applicable laws of the jurisdiction of incorporation) by the stockholders of such Security Party;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,
together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3.	Specimen Signatures
copies of the signatures of the persons who have been authorized on behalf of each Security Party to sign and have signed or will sign such of the Finance Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Finance Documents, certified (in a certificate dated no earlier than five (5) Business Days prior to the Effective Date) by an officer of such Security Party as being the true signatures of such persons;

4.	Certificate of Incumbency

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a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Business Days prior to the Effective Date) by an officer of such Security Party to be true, complete and up to date;

5.	Borrower’s Consents and Approvals
a certificate (dated no earlier than five (5) Business Days prior to the Effective Date) from an officer of the Borrower that no other consents, authorizations, licenses or approvals are necessary for the Borrower to authorize or are required by the Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of the Borrower of the Finance Documents to which it is or will be a party;

6.	Other Consents and Approvals
a certificate (dated no earlier than five (5) Business Days prior to the Effective Date) from an officer of each Security Party (other than the Borrower) that no other consents, authorizations, licenses or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Total Commitments pursuant to this Agreement and execute, deliver and perform the Finance Documents insofar as such Security Party is a party thereto;

7.	“KYC”
such documentation and other evidence as is reasonably requested by the Agent in order for each Creditor Party to carry out and be satisfied with the results of all necessary “know your customer” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents and to the identity of any parties to the Finance Documents (other than the Creditor Parties) and their directors and officers;

8.	Finance Documents

(a)	this Agreement, the Note, and the Shares Pledge, if applicable, each duly executed by the parties thereto; and

(b)	all notices of assignment and other documents, certificates and instruments required pursuant to the Finance Documents named in subpart (a).

9.	Fees and Commissions
evidence that any fees and commissions due under Clause 21 have been paid in full;

10.	Borrower’s Process Agent

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a letter from the Borrower’s agent for receipt of service of proceedings referred to in Clause 32.2 accepting its appointment under the said Clause and under each of the other Finance Documents in which it is or is to be appointed as the Borrower’s agent and referred to in this Part A;

11.	Security Parties’ Process Agent
a letter from each Security Party’s (other than the Borrower) agent for receipt of service of proceedings referred to in each of the Finance Documents to which such Security Party is a party and referred to in this Part A accepting its appointment under each such Finance Document;

12.	Security Parties’ Counsel’s Opinion
an opinion of Seward & Kissel LLP, special counsel to the Security Parties, in form and substance satisfactory to the Agent;

13.	Agent’s Counsel’s Opinion
An opinion of Cozen O’Connor, special counsel for the Agent, in form and substance satisfactory to the Agent;

14.	Certificates of Goodstanding
A Certificate of Goodstanding for each of the Security Parties issued by the Republic of the Marshall Islands dated not more than five (5) Business Days prior to the Effective Date; and

15.	Further Conditions
any such further conditions, documents or opinions as may be reasonably required by the Agent.
Part B

1.	Drawdown Notice
The Drawdown Notice in respect of the relevant Advance (for the purposes of this Part B only, the “Relevant Advance”), duly executed;

2.
If the Guarantor that owns the Collateral Vessel to which the Relevant Advance relates is not already a Guarantor, under this Agreement, (i) a duly completed Guarantor Joinder Agreement; and (ii) the Borrower shall provide the Shares Pledge or a duly completed supplement to the Shares Pledge, as the case may be;

3.	Updated Corporate Authorizations/Certificates of Incumbency

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(a)    For the Borrower and if the Guarantor to which the Relevant Advance relates is already a party to this Agreement and has previously provided to the Agent the documents specified in paragraphs 1 through 7 of Part A of Schedule 4, a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorized on behalf of each Security Party to sign and who have or will sign such of the Finance Documents to which such Security Party is, or is to be, party and referred to in this Part B in respect of the Relevant Advance, and to give notices and communications, including notices of drawing, under or in connection with the Finance Documents, certified by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of that Security Party pursuant to paragraph 4 of Part A of this schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part A of this schedule remain true, complete and up to date;
(b)    If the Guarantor to which the Relevant Advance relates is not already a party to this Agreement and is required to execute and deliver a Guarantor Joinder Agreement, such Guarantor shall provide the documents specified in paragraphs 1 through 8 of Part A of Schedule 4;

1.	Collateral Vessel Conditions
evidence that the Collateral Vessel to which the Relevant Advance relates:
(a)    Registration and Encumbrances
is registered in the name of the relevant Guarantor through the relevant Registry under the laws and flag of the relevant Approved Flag and that such Collateral Vessel and its Earnings, Insurances and Requisition Compensation are free of Security Interests other than Permitted Security Interests; and
(b)    Classification
a statement of class from the relevant Classification Society that the Collateral Vessel to which the Relevant Advance relates is in class, without recommendations affecting class and ready to sail; and
(c)    Insurance
is insured in accordance with the provisions of the relevant Finance Documents and all requirements of the Finance Documents in respect of such Insurances have been or, in the case of an Advance made in accordance with clause 9.2(b) of this Agreement, as of the Delivery Date of the relevant Collateral Vessel will be complied with (including without

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limitation, confirmation from the protection and indemnity association or other insurer with which such Collateral Vessel is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Collateral Vessel); and
(d)    Commercial Invoice
a commercial invoice issued by the seller or Builder of such Collateral Vessel with respect to the purchase price of such Collateral Vessel.

2.	No Claim
if required by the Agent, confirmation satisfactory to the Agent that, to the knowledge of the Security Parties, that neither the seller of the Collateral Vessel nor any other party who may have a claim pursuant to the relevant sale contract for the Collateral Vessel to which the Relevant Advance relates have any pending or threatened claims against the relevant Collateral Vessel or the relevant Guarantor and that there have been no breaches of the terms of the relevant sale contract for the Collateral Vessel any default thereunder;

3.	Title and No Encumbrances

(a)
evidence that the transfer of title to the Collateral Vessel to which the Relevant Advance relates from the Builder to the relevant Guarantor has been duly recorded with the relevant Registry free from Security Interest other than Permitted Security Interests; and

(b)	evidence that any prior registration of the Collateral Vessel to which the Relevant Advance relates in the name of any third party in any ship register, if any, has been deleted;

4.	Fees and Commissions
payment of any fees and commissions due from the Borrower to any of the Creditor Parties pursuant to the terms of Clause 21 or any other provision of the Finance Documents;

5.	Finance Documents and Manager's Undertakings
the Mortgage, the Earnings Assignment, the Insurance Assignment, the Charter Assignment (if any), Earnings Account Pledge, the Shares Pledge or a Supplement to the Shares Pledge, as the case may be, and the Manager’s Undertakings in respect of the Collateral Vessel to which the Relevant Advance relates, each duly executed and delivered;

6.	Mortgage Registration

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evidence that the Mortgage in respect of the Collateral Vessel to which the Relevant Advance relates has been registered against such Collateral Vessel through the relevant Registry under the laws and flag of the relevant Flag State;

7.	Notices of Assignment
duly executed notices of assignment in the forms prescribed by the Finance Documents for the Collateral Vessel to which the Relevant Advance relates;

8.	Insurance Opinion
an opinion from insurance consultants to the Agent in form and substance satisfactory to the Agent and made at the cost and expense of the Borrower, on the insurances effected or to be effected in respect of the Collateral Vessel to which the Relevant Advance relates, upon and following the Delivery Date of such Collateral Vessel;

9.	Guarantor’s Process Agent
unless previously provided, a letter from the relevant Guarantor’s agent for receipt of service of proceedings referred to in the relevant Mortgage for the Collateral Vessel to which the Relevant Advance relates and in which it is or is to be appointed as that Guarantor’s agent accepting its appointment under such document;

10.	Security Parties’ Process Agent
unless previously provided, a letter from the Borrower and the Manager’s agent for receipt of service of proceedings referred to in each Finance Document to which the relevant Security Party is a party and which is referred to in this Part B in respect of the Relevant Advance, accepting its appointment under each of the relevant Finance Documents;

11.	Management Agreement
a copy, certified as a true and complete copy by an officer of the relevant Guarantor, of the Approved Management Agreement for the Collateral Vessel to which the Relevant Advance relates;

12.	DOC and Application for SMC
a certified copy of the DOC and either (i) a certified copy of the interim SMC for the Collateral Vessel to which the Relevant Advance relates or (ii) evidence satisfactory to the Agent that the Operator has applied for an SMC for such Collateral Vessel;

13.	ISPS Code Compliance

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(a)	evidence satisfactory to the Agent that the Collateral Vessel to which the Relevant Advance relates is subject to a ship security plan which complies with the ISPS Code; and

(b)	a copy dated no earlier than five (5) Business Days prior to the Delivery Date of such Collateral Vessel) of the interim ISSC for such Collateral Vessel;

14.	UCC-1 Financing Statement
UCC-1 financing statement for each Security Party as shall be reasonably required by the Agent shall have been submitted for filing with such jurisdictions as the Agent may reasonably require.

15.	Security Parties’ Counsel’s Opinion
an opinion of Seward & Kissel LLP, special counsel to the Security Parties, in form and substance satisfactory to the Agent;

16.	Agent’s Counsel’s opinion
an opinion of Cozen O’Connor, special counsel to the Agent, in form and substance satisfactory to the Agent;

17.	Financial Reports
all financial reports and Compliance Certificates required to be provided to the Agent by the Borrower and each Guarantor, in accordance with Clause 11.1(g) hereof shall have been provided and shall be in all respects acceptable to the Agent; provided, however, that if a Drawdown Notice shall be issued by the Borrower prior to the issuance of the first Compliance Certificate to be issued in accordance with Section 11.1(g), the Borrower shall provide a Compliance Certificate together with such Drawdown Notice;

18.	Two appraisals from Approved Brokers establishing the Fair Market Value of the relevant Collateral Vessel;

19.	Equity Contribution
evidence that all payments required to be made by the relevant Guarantor under the relevant Contract have been made; and

20.	Further Conditions
any such other conditions, documents or evidence as may be reasonably required by the Agent.

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Schedule 5
TRANSFER CERTIFICATE
The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.
To:    [Name of Agent] for itself and for and on behalf of the Borrower, the Guarantors, the Security Trustee and each Lender, as defined in the Credit Agreement referred to below.
[Date]

1.
This Certificate relates to a Credit Agreement dated as of January 30, 2015 (the “Credit Agreement”) made among Scorpio Bulkers Inc. (the “Borrower”), a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, as borrower, the guarantors listed in Schedule 1-A to the Credit Agreement, as guarantors, the banks and financial institutions listed in Schedule 1-B to the Credit Agreement, as lenders (the “Lenders”, which expression includes their respective successors, transferees and assigns), and Deutsche Bank AG Filiale Deutschlandgeschäft, as lead arranger, administrative agent, security trustee and account bank, for a credit facility of up to $42,000,000.

2.	In this Certificate, terms defined in the Credit Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:
“Relevant Parties” means the Agent, the Borrower, the Guarantors, the Security Trustee and each Lender;
“Transferor” means [full name] of [lending office];
“Transferee” means [full name] of [lending office].

3.	The effective date of this Certificate is ____, provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4.
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Credit Agreement and every other Finance Document in relation to ____% of its Contribution, which percentage represents $____.

5.
[By virtue of this Certificate and Clause 27 of the Credit Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $____] [from ____ % of its Commitment, which percentage represents $_____ and the Transferee acquires a Commitment of $___.]

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6.
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 27 of the Credit Agreement provides will become binding on it upon this Certificate taking effect.

7.
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 27 of the Credit Agreement.

8.	The Transferor:
(a)    warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9.	The Transferee:

(a)	confirms that it has received a copy of the Credit Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against the Transferor, the Agent, the Security Trustee or any Lender in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	the Borrower or the Guarantors fail to observe or perform their obligations, or to discharge their respective liabilities, under any of the Finance Documents; and

(iii)
it proves impossible to realize any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or the Guarantors under any of the Finance Documents;

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(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10.
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross negligence or willful misconduct of the Agent’s or the Security Trustee’s own officers or employees.

11.
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

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[Name of Transferor]                    [Name of Transferee]

By: _______________________            By: _______________________
Name:                             Name:
Title:                             Title:
Date:                             Date:

AGENT

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT
By: _______________________
Name:
Title:
Date:

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Schedule 6
LIST OF APPROVED BROKERS
Clarkson Plc
Galbraith’s Ltd.
Braemar Seascope Ltd.
RS Platou ASA
Maersk Broker
Arrow Sale and Purchase Ltd.
Astrup Fearnley

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Schedule 7
Payment Dates and Amounts
ADVANCE PAYMENT DATES AND AMOUNT

	COLLATERAL VESSEL DELIVERY PERIOD
	January 2015	August 2015
QUARTERLY PAYMENT DATE
3-15-2015 6-15-2015	$354,729.73 $354,729.73
9-15-2015	$354,729.73	$354,729.73
12-15-2015	$354,729.73	$354,729.73
3-15-2016	$354,729.73	$354,729.73
6-15-2016	$354,729.73	$354,729.73
9-15-2016	$354,729.73	$354,729.73
12-15-2016	$354,729.73	$354,729.73
3-15-2017	$354,729.73	$354,729.73
6-15-2017	$354,729.73	$354,729.73
9-15-2017	$354,729.73	$354,729.73
12-15-2017	$354,729.73	$354,729.73
3-15-2018	$354,729.73	$354,729.73
6-15-2018	$354,729.73	$354,729.73
9-15-2018	$354,729.73	$354,729.73
12-15-2018	$354,729.73	$354,729.73
3-15-2019	$354,729.73	$354,729.73
6-15-2019	$354,729.73	$354,729.73
9-15-2019	$354,729.73	$354,729.73

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12-15-2019	$354,729.73	$354,729.73
3-15-2020	$354,729.73	$354,729.73
6-15-2020	$354,729.73	$354,729.73
9-15-2020	$354,729.73	$354,729.73
12-15-2020	$354,729.73	$354,729.73
3-15-2021		$354,729.73
6 -15-2021		$354,729.73
Maturity Date Repayment Instalment	$354,729.73	$354,729.73
Maturity Date Balloon Installment	$12,131,756.75	$12,131,756.75

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Schedule 8
Mandatory Cost Formula

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Advances made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4.	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:
percent per annum
where:

E
is designed to compensate Lenders for amounts payable under all the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Lenders to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Special Deposits” has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Conduct Authority Fees Manual or the Prudential Regulation Authority Fees Manual (as

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the case may be) or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the relevant Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the relevant Fees Rules but taking into account any applicable discount rate);

(d)
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the relevant Fees Rules.

6.
If requested by the Agent, each Lender shall, as soon as practicable after publication by the Financial Conduct Authority or the Prudential Regulation Authority (as the case may be), supply to the Agent, the aggregate of rates of charge payable by that Lender to each the Financial Conduct Authority and the Prudential Regulation Authority pursuant to the relevant Fees Rules in respect of the relevant financial year of the Financial Conduct Authority or the Prudential Regulation Authority (as the case may be) (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of each Tariff Base of that Lender.

7.
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8.
The rates of charge of each Lender for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled

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to assume that the information provided by any Lender pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10.
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 6 and 7 above.

11.
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12.
The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

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Appendix A
FORM OF CHARTER ASSIGNMENT

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Appendix B
FORM OF COMPLIANCE CERTIFICATE

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Appendix C
FORM OF EARNINGS ACCOUNT PLEDGE

[RESERVED]

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Appendix D
FORM OF EARNINGS ASSIGNMENT

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Appendix E
FORM OF GUARANTOR JOINDER AGREEMENT

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Appendix F
FORM OF FIRST PREFERRED SHIP MORTGAGE

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Appendix G
FORM OF MANAGER’S UNDERTAKING

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Appendix H
FORM OF NOTE

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Appendix I
FORM OF SHARES PLEDGE

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Appendix J
FORM OF INSURANCE ASSIGNMENT

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Appendix K
FORM OF SUPPLEMENT TO SHARES PLEDGE

LEGAL\21432790\9 18231.0001.000/356242.000

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